As filed with the Securities and Exchange Commission on January 27, 2020

Registration number: 333-227029

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAWKEYE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

3861

 (Primary Standard Industrial Classification Code Number)

83-0799093

 (I.R.S. Employer Identification Number)

2702 Media Center Drive

Los Angeles, CA 90065

Telephone: (323) 737-1314

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Corby Marshall

2702 Media Center Drive

Los Angeles, CA 90065

Telephone: (323) 737-1314

With a copy to:

Cutler Law Group

6575 West Loop South, Suite 500

Bellaire, TX 77401

Telephone: (713) 888-0040

Facsimile: (713) 583-7150

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$2.00	$10,000,000	$1,245.00
Common Stock[1]	3,203,250	$2.00	$6,406,500	$776.47
Common Stock issuable upon the exercise of Series A Warrants at $.30 per share[2]	1,505,500	$2.00	$3,011,000	$374.87
Common Stock issuable upon the exercise of Series B Warrants at $.50 per share[2]	1,505,500	$2.00	$3,011,000	$374,87
Common Stock issuable upon the exercise of Series C Warrants at $1.00 per share[2]	1,505,500	$2.00	$3,011,000	$374.87
Common Stock issuable upon the exercise of Series D Warrants at $2.00 per share[2]	1,505,500	$2.00	$3,011,000	$374.87
Common Stock issuable upon the exercise of Series A Warrants at $1.00 per share[3]	1,345,500	$2.00	$2,691,000	$326.03
Common Stock issuable upon the exercise of Series B Warrants at $2.00 per share[3]	1,345,500	$2.00	$2,691,000	$326.03
Total	16,916,250	$2.00	$33,832,500	$4,051.72

_______________

(1)	Shares offered by Selling Shareholders previously issued in a private offering of securities pursuant to Section 4(2) of the Securities Act; these shares were issued at prices at $.05, $0.15 and $0.50 per share.
(2)	Shares issuable upon the exercise of warrants issued to shareholders in connection with a $0.15 private placement.
(3)	Shares issuable upon the exercise of warrants issued to shareholders in connection with a $0.50 private placement.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

DATED JANUARY 27, 2020

PROSPECTUS

HAWKEYE SYSTEMS, INC.

5,000,000 Shares of Common Stock Offered by the Company

3,203,250 Shares of Common Stock Offered by Selling Shareholders

8,713,000 Shares of Common Offered by Selling Shareholders issuable upon exercise of Warrants

This post-effective Amendment No. 1 is intended solely to update the Registration Statement which went effective by statute on February 12, 2019.

This prospectus relates to the offer and sale of a maximum of up to 5,000,000 shares (the “Maximum Offering”) of common stock, $0.0001 par value (“Common Shares”) at $2.00 per share by Hawkeye Systems, Inc., a Nevada corporation (“we”, “us”, “our”, “Hawkeye”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $2.00 per share for the duration of the offering. Proceeds from the sale of the shares will be used to implement our plan of operation. Any funds that we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will receive gross proceeds of $10,000,000 if all the shares in this offering are sold.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors are solely responsible for selling shares under this offering and no commission will be paid on any sales. Our officers and directors intend to offer our shares to friends, family members, and business acquaintances for a period of 18 months from the effective date of this prospectus. In offering the securities on our behalf, our officers and directors will rely on safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Subsequent to initial effectiveness of this Offering, we applied for and are listed for trading on the OTCQB market maintained by OTC Markets Group, Inc. We arbitrarily determined the offering price of $2.00 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. There is no assurance that an active trading market for our shares will be sustained.

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This prospectus also relates to the sale of 3,203,250 shares of our common stock currently held by various shareholders (the “Selling Shareholders”), as well as up to 8,713,000 shares of our common stock which may be issued to the Selling Shareholders upon the exercise of warrants. Of these warrants: (i) 1,505,500 are exercisable into shares of common stock by the Selling Shareholders at a price of $0.30 per share; (ii) (i) 1,505,500 are exercisable into shares of common stock by the Selling Shareholders at a price of $0.50 per share; (iii) 2,850,500 are exercisable into shares of common stock by the Selling Shareholders at a price of $1.00 per share; and (iv) 2,850,500 are exercisable into shares of common stock by the Selling Shareholders at a price of $2.00 per share. We will not receive proceeds from the sale of our shares by the Selling Shareholders. The selling shareholders are not affiliated with or controlled by the Company. They purchased their shares in individual transactions in private placements from the Company and not with a view to sell or distribute those shares. They are consequently not “underwriters” within the meaning of the Securities Act of 1933, as amended

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 10 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

____________________

The date of this Amended Prospectus is January 27, 2020

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Hawkeye” refer to Hawkeye Systems, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated on May 15, 2018 in the State of Nevada. From inception until the date of this filing our activities have primarily consisted of (i) the incorporation of our company, (ii) the development of our business plan, (iii) development of our products, (iv) recruiting and adding additional consultants and employees, (v) signing contracts for the business, (vi) advancing the products with the U.S. military and (vii) development of our relationship with Radiant Images, Inc.

The Company is a technology company that is developing cutting edge optical imaging products for military and law enforcement markets to assist with intelligence, surveillance and reconnaissance (“ISR”). Other potential markets include commercial entertainment and outdoor sportsmanship activities. This “SOCOM to Commercial” model (United States Special Operations Command to Commercial) has worked well for other companies.

On June 7, 2018, the Company entered into a joint-venture partnership with Insight Engineering, LLC (“Insight”). On August 1, 2018, the Company and Insight incorporated Optical Flow, LLC and entered into an operating agreement (the “Joint Venture” or “Optical Flow”) which superseded the previous joint-venture partnership. Pursuant to the Joint Venture, the Company and Insight will co-develop high resolution imaging systems. Insight is a Nevada limited liability corporation that is led by Lucas Foster, who has two decades of experience working on advanced camera technology for entertainment/motion picture uses. While this experience provides background for development of our products, our technology must be further developed and enhanced for law enforcement and military applications as provided for in our plan of operations. The Company currently owns fifty (50%) percent of the Joint Venture.

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant’s shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant. The purchase price for the Shares is equal to $1,810,904.72 plus the cash and cash equivalents of Radiant as of the close of business on the business day immediately preceding the Closing Date. The purchase price is payable (i) at the Closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to Closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur before February 28, 2020. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of the closing date and monthly thereafter.

During the year ending June 30, 2019, the Joint Venture advanced $920,800 to Radiant Images, Inc. That amount was initially recorded as a note receivable from Radiant.

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As a result of the Radiant acquisition agreement, the Company and Insight agreed to contribute no further amounts to the Joint Venture, to cease operations of the Joint Venture and the $920,800 previously advanced by the Joint Venture to Radiant is to be considered a investment in Radiant towards the purchase price. Management’s decision to cease operations of the Joint Venture, the Company’s risk of loss for all activities of the Joint Venture to date, and the executed purchase agreement for Radiant, which was executed subsequent to year end but prior to issuance of these financial statements) have led the Company to conclude the Joint venture should be consolidated as of June 30, 2019.

Our business office is located at 2702 Media Center Drive, Los Angeles, CA 90065. Our telephone number is 323-737-1314 and our website is www.hawkeyesystemsinc.com.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Our common stock is listed for trading on the OTCQB maintained by OTC Markets Group, Inc. There can be no assurance that the market for our stock will be sustained.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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The Offering
Securities Being Offered by the Company:	5,000,000 shares of common stock, par value $0.0001 per share.
Securities Being Offered by Selling Shareholders	3,203,250 shares of common stock
Securities Being Offering by Selling Shareholders upon the exercise of warrants	8,713,000 shares of common stock
Offering price	$2.00 per share
Previous Private Placements

Prior to this offering the Company completed four separate private placements: (i) a private placement of 2,362,500 shares at $.01 per share; (ii) a private placement of 612,500 shares at $.05 per share; (iii) a private placement of 2,438,666 Units at $.15 per Unit (with each Unit consisting of one share of common stock, one warrant to purchase a share of common stock at $.30 per share, one warrant to purchase a share of common stock at $.50 per share, one warrant to purchase a share of common stock at $1.00 per share and one warrant to purchase a share of common stock at $2.00 per share); and (iv) a private place of 672,500 Units at $.50 per Unit (with each Unit consisting of one share of common stock, two warrants to purchase a share of common stock at $1.00 per share and two warrants to purchase a share of common stock at $2.00 per share).

Net proceeds to us	$10,000,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 23.
Shares Outstanding Prior to Offering	9,086,416 shares of common stock (does not include shares issuable upon exercise of warrants).
Shares Outstanding After Offering	14,086,416 shares of common stock (assuming no exercises of outstanding warrants).
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	All registration costs shall be borne by the Company
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Going Concern

Our financial statements from inception on May 15, 2018 through our fiscal period ended September 30, 2019 report no revenues and a net loss of $1,163,286. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks. An investment in the Company is speculative. A purchase of any of the securities of the Company involves a high degree of risk and should be undertaken only by purchasers whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities of the Company should not constitute a major portion of an individual’s investment portfolio and should only be made by persons who can afford a total loss of their investment. Prospective purchasers should evaluate carefully the following risk factors associated with an investment in the Company’s securities prior to purchasing any of the securities.

Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new products. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s products, the ability to attract and retain a suitable customer base, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase our brand name visibility, successfully introduce new products, attract, retain and motivate qualified personnel and upgrade and enhance the Company’s technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

Need for Additional Capital

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company can give no assurance that all, or even a significant portion of these shares in this offering will be sold and that any moneys raised will be sufficient to execute the entire business plan of the Company. No assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail, or discontinue operations.

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The concurrent sales of a substantial number of shares of our common stock by the Selling Shareholders in this offering could cause our stock price to fall, reduce demand for shares and reduce liquidity to investors.

Included as part of this offering is a concurrent sale by Selling Shareholders of up to 3,203,250 shares of common stock previously issued to them and an additional 8,713,000 shares of common stock that may be issued to such Selling Shareholders upon the exercise of warrants. Sales of a substantial number of shares of our common stock in the public market could occur at any time after a market develops. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. These shares may be resold in the public market immediately upon development of a market.

Purchasers of our common stock will incur immediate dilution and may experience further dilution.

Because we have sold in private placements and issued to our founders common stock at significantly lower prices than the shares sold in this Offering, purchasers will immediately incur dilution. See “dilution.” Further, upon the exercise of warrants issued in such private placements shareholders may experience further dilution. In addition, we are authorized to issue up to 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders and has issued shares subsequent to this offering for equity funding. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

We are materially dependent on acceptance of our products by law enforcement and military markets, both domestic and international. If law enforcement agencies or military do not purchase and use our products, we will have no revenues and be adversely affected.

At any point, due to external factors and opinions, whether or not related to product performance, law enforcement agencies or military may elect to not purchase our camera systems or other products.

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Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment.

Like all government contractors, we are subject to risks associated with this contracting, including substantial civil and criminal fines and penalties. These fines and penalties could be imposed for failing to follow procurement integrity and bidding rules, employing improper billing practices or otherwise failing to follow cost accounting standards, receiving or paying kickbacks or filing false claims. We expect to be subjected to audits and investigations by U.S. and State government agencies and authorities. The failure to comply with the terms of our government contracts could harm our business reputation. It could also result in our progress payments being withheld or our suspension or debarment from future government contracts, which could have a material affect on our operational and financial results.

We currently have no sales.

We have yet to derive any revenues from sales of our camera system products. Our failure to develop sufficient demand for these products, or their failure to maintain broad market acceptance, would significantly harm our growth prospects, operating results and financial condition.

The success of our camera system is materially dependent on acceptance of this business model by our law enforcement and military customers. Delayed or lengthy time to adoption by law enforcement agencies or military will negatively impact our sales and profitability.

Typically law enforcement agencies and military are slow to adopt new technologies, including our camera system products. As we are a new company completing development, our products are not presently widely adopted by our potential law enforcement and military customers. As such, the sales cycle has additional complexity with the need to educate our customers and address issues regarding technical requirements, implementation and training and other issues. Delays in successfully securing widespread adoption of our camera system could adversely affect our revenues, profitability and financial condition.

If we are unable to design, introduce and sell new products or new product features successfully, our business and financial results could be adversely affected.

Our future success will depend on our ability to develop new products or new product features that achieve market acceptance in a timely and cost-effective manner. The development of new products and new product features is complex, time consuming and expensive, and we may experience delays in completing the development and introduction of new products. We cannot provide any assurance that products that we may develop in the future will achieve market acceptance. If we fail to develop new products or new product features on a timely basis that achieve market acceptance, our business, financial results and competitive position could be adversely affected.

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Delays in product development schedules may adversely affect our revenues and cash flows.

The development of our complex camera system is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Our increasing focus on our camera system also presents new and complex development issues. Significant delays in new product or service releases or significant problems in creating new products or services could adversely affect our business, financial results and competitive position.

We face risks associated with rapid technological change and new competing products.

The technology associated with law enforcement and military devices is receiving significant attention and is rapidly evolving. While neither we nor the Joint Venture currently have a patent, Insight and its partners have some patent protection in certain key areas of our camera systems. It is possible, however, that new technology may result in competing products that operate outside those patents and could present significant competition for our products, which could adversely affect our business, financial results and competitive position.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and damage to our reputation.

Complex components and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. Defects in our products could result in a loss of sales, delay in market acceptance and damage to our reputation and increased warranty costs, which could adversely affect our business, financial results and competitive position.

If our security measures are breached and unauthorized access is obtained to customers’ data or our data, our network may be perceived as not being secure, customers may curtail or stop using products from our Company service and we may incur significant legal and financial exposure and liabilities.

Law enforcement and military are exceptionally concerned about protection of data. Sales of our products involves the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of information or the total deletion of all stored customer data, litigation and possible liability. We devote resources to engineer secure products and ensure security vulnerabilities are mitigated, and we require out third-party service providers to do so as well. Despite these efforts, security measures may be breached as a result of third-party action, employee error, and malfeasance or otherwise. Breaches could occur during transfer of data to data centers or at any time, and result in unauthorized access to our data or our customers’ data. Third-parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our customers’ data. Additionally, hackers may develop and deploy viruses, worms, and other malicious software programs that attack or gain access to our networks and data centers. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Moreover, our security measures and/or those of our third party service providers and/or customers may not detect such security breaches if they occur. Any security breach could result in a loss of confidence in our Company, damage our reputation, lead to legal liability, negatively impact our future sales and significantly harm our growth prospects, operating results and financial condition.

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Our intended end-user customers are subject to budgetary and political constraints that may delay or prevent sales.

Our intended end-user customers are government law enforcement or military agencies. These agencies often do not set their own budgets and therefore, have limited control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, particularly in challenging economic environments. There can be no assurance that the economic and budgeting issues will not worsen and adversely impact sales of our products. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays, which frequently occur in connection with the acquisition of products by such agencies, and such cancellations may accelerate or be more severe than we have experienced historically.

We may have to expend significant resources in anticipation of a sale due to lengthy sales cycles and may receive no revenue in return.

Generally, law enforcement and military agencies consider a wide range of issues before committing to purchase our products, including product benefits, training costs, the cost to use our products in addition to, or in place of, other products, budget constraints and product reliability, safety and efficacy. The length of our sales cycle may range from a few weeks to as long as several years. Adverse publicity surrounding our products or the safety of such products could lengthen our sales cycle with customers. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. If these potential customers do not purchase our products, we will have expended significant resources and received no revenue in return.

Due to municipal government funding rules, any potential contracts are subject to appropriation, termination for convenience, or similar cancellation clauses, which could allow our potential customers to cancel or not exercise options to renew contracts in the future.

If we secure a government customer, and if agencies do not appropriate money in future year budgets, terminate contracts for convenience or if other cancellation clauses are invoked, revenue associated with these potential bookings will not ultimately be recognized, and could result in a reduction to bookings.

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We may face personal injury, wrongful death and other liability claims that harm our reputation and adversely affect our potential sales and financial condition.

If we secure customers, our products may be used in aggressive military of law enforcement confrontations that may result in serious, permanent bodily injury or death to those involved. Our products may be associated with these injuries. A person, or the family members of a person, injured in a confrontation or otherwise in connection with the use of our products, may bring legal action against us to recover damages on the basis of theories including wrongful death, personal injury, negligent design or defective product. We may also be subject to lawsuits involving allegations of misuse of our products. If successful, wrongful death, personal injury, misuse and other claims could have a material adverse effect on our operating results and financial condition and could result in negative publicity about our products. Although we carry product liability insurance, we may incur significant legal expenses within our self-insured retention in defending these lawsuits and significant litigation could also result in a diversion of management’s attention and resources, negative publicity and a potential award of monetary damages in excess of our insurance coverage. The outcome of any litigation is inherently uncertain and there can be no assurance that our existing or any future litigation will not have a material adverse effect on our business, financial condition or operating results.

Litigation

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Protection of Intellectual Property Rights

The future success of our business is dependent upon the intellectual property rights surrounding our technology, including trade secrets, know-how and continuing technological innovation. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology. Any of these claims, with or without merit, could subject us to costly litigation. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

15

Our dependence on third-party suppliers for key components of our devices could delay shipment of our products and reduce our sales.

We will depend on certain domestic and foreign suppliers for the delivery of components used in the assembly of our products. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components or sub-assemblies and reduced control over pricing and timing of delivery of components and sub-assemblies. Specifically, we depend on suppliers of sub-assemblies, machined parts, injection molded plastic parts, printed circuit boards, custom wire fabrications and other miscellaneous customer parts for our products. We do not have long-term agreements with any of our suppliers and there is no guarantee that supply will not be interrupted. Due to changes imposed for imports of foreign products into the U.S., as well as potential port closures and delays created by terrorist attacks or threats, public health issues, national disasters or work stoppages, we are exposed to risk of delays caused by freight carriers or customs clearance issues for our imported parts. Any interruption of supply for any material components of our products could significantly delay the shipment or development of our products and have a material adverse effect on the Company.

Component shortages could result in our inability to produce at a volume to adequately meet customer demand, which could result in a loss of sales, delay in deliveries and injury to our reputation.

Single or sole-source components used in the manufacture of our products may become unavailable or discontinued. Delays caused by industry allocations or obsolescence may take weeks or months to resolve. In some cases, parts obsolescence may require a product re-design to ensure quality replacement components. These delays could cause significant delays in manufacturing and loss of sales, leading to adverse effects significantly impacting our financial condition or results of operations and injure our reputation.

Catastrophic events may disrupt our business.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, fire, explosion, failure to contain hazardous materials, industrial accident, cyber-attack, terrorist attack, or other catastrophic event could cause delays in completing sales, providing services, or performing other mission-critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results as well as expose us to claims, litigation and governmental investigations and fines.

A cyber or security breach or disruption or failure in a computer system could adversely affect us.

Our operations depend on the continued and secure functioning of our computer and communications systems and the protection of information stored in computer databases maintained by us and, in certain circumstance, by third parties. Such systems and databases are subject to breach, damage, disruption or failure from, among other things, cyber attacks and other unauthorized intrusions, power losses, telecommunications failures, earthquakes, fires and other natural disasters.

16

We face threats to our computer and communications systems and databases of unauthorized access, computer hackers, computer viruses, malicious code, cyber crime, organized cyber attacks and other security problems and system disruptions. In particular, we may be targeted by experienced computer programmers and hackers (including those sponsored by foreign governments) who may attempt to penetrate our cyber security defenses and damage or disrupt our computer and communications systems and misappropriate or compromise our intellectual property or other confidential information or that of our customers.

However, despite our efforts to secure our systems and databases and meet cyber protection and information assurance requirements, we may still face system failures, data breaches, loss of intellectual property and interruptions in our operations, which could have a material adverse effect on our business, financial condition and results of operations.

Undetected problems in our products could impair our financial results and give rise to potential product liability claims.

If there are defects in the design, production or testing of our or our subcontractors’ products and systems, including our products sold for public safety purposes in the homeland security area, we could face substantial repair, replacement or service costs, potential liability and damage to our reputation. In addition, we must comply with regulations and practices to prevent the use of parts and components that are considered as counterfeit or that violate third party intellectual property rights. We may not be able to obtain product liability or other insurance to fully cover such risks, and our efforts to implement appropriate design, testing and manufacturing processes for our products or systems may not be sufficient to prevent such occurrences, which could have a material adverse effect on our business, results of operations and financial condition.

Our future success depends on our ability to develop new offerings and technologies.

The markets we serve are characterized by rapid changes in technologies and evolving industry standards. In addition, some of our systems and products that are intended to be installed on platforms may have a limited life or become obsolete. Our future success will require that we:

•	identify emerging technological trends;
•	identify additional uses for our existing technology to address customer needs;
•	develop and maintain competitive products and services;
•	add innovative solutions that differentiate our offerings from those of our competitors;
•	bring solutions to the market quickly at cost-effective prices;
•	develop working prototypes as a condition to receiving contract awards; and
•	structure our business, through joint ventures, and other forms of alliances, to reflect the competitive environment.

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We will need to invest significant financial resources to pursue these goals, and there can be no assurance that adequate financial resources will continue to be available to us for these purposes. We may experience difficulties that delay or prevent our development, introduction and marketing of new or enhanced offerings, and such new or enhanced offerings may not achieve adequate market acceptance. Moreover, new technologies or changes in industry standards or customer requirements could render our offerings obsolete or unmarketable. Any new offerings and technologies are likely to involve costs and risks relating to design changes, the need for additional capital and new production tools, satisfaction of customer specifications, adherence to delivery schedules, specific contract requirements, supplier performance, customer performance and our ability to predict program costs. New products may lack sufficient demand or experience technological problems or production delays. If we fail in our new product development efforts, or our products or services fail to achieve market acceptance more rapidly than the products or services of our competitors, our ability to obtain new contracts could be negatively impacted. Any of the foregoing costs and risks could have a material adverse impact on our business, results of operations, financial condition and cash flows.

We face acquisition and integration risks.

From time to time we make equity or asset acquisitions and investments in companies and technology ventures. Such acquisitions involve risks and uncertainties such as:

•	our pre-acquisition due diligence may fail to identify material risks;

•	significant acquisitions may negatively impact our cash flow;

•	significant goodwill assets recorded on our consolidated balance sheet from prior acquisitions are subject to impairment testing, and unfavorable changes in circumstances could result in impairment to those assets;

•	acquisitions may result in significant additional unanticipated costs associated with price adjustments or write-downs;

•	we may not integrate newly-acquired businesses and operations in an efficient and cost-effective manner;

•	we may fail to achieve the strategic objectives, cost savings and other benefits expected from acquisitions, which could negatively impact our financial ratios and covenants;

•	the technologies acquired may not prove to be those needed to be successful in our markets or may not have adequate intellectual property rights protection;

•	we may assume significant liabilities that exceed the enforceability or other limitations of applicable indemnification provisions, if any, or the financial resources of any indemnifying parties, including indemnity for tax or regulatory compliance issues, such as anti-corruption and environmental compliance, that may result in our incurring successor liability;

•	we may fail to retain key employees of the acquired businesses;

•	the attention of senior management may be diverted from our existing operations; and

•	certain of our newly acquired operating subsidiaries in various countries could be subject to more restrictive regulations by the local authorities after our acquisition, including regulations relating to foreign ownership of, and export authorizations for, local companies.

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We operate in a competitive industry.

The markets in which we participate are highly competitive and characterized by technological change. If we are unable to improve existing systems and products and develop new systems and technologies in order to meet evolving customer demands, our business could be adversely affected. The market for body worn camera platforms continues to evolve in response to changing technologies, shifting customer needs and expectations and the potential introduction of new products. Competitors in this specific market with a focus on military and law enforcement include GoPro, Inc., Axon Enterprises Inc. and MOHOC, Inc. Continued evolution in the industry and technology shifts are creating opportunities for both established and new competitors. Competitors to AXA include Raytheon Company and L3 Technologies, Inc. Key competitive factors include: product performance; product features; product quality and warranty; total cost of ownership; data security; data and information work flows; company reputation and financial strength; and relationship with customers. In addition, our competitors could introduce new products with innovative capabilities, which could adversely affect our business. Many of these competitors are larger and have greater resources than us, and therefore may be better positioned to take advantage of economies of scale and develop new technologies. Some of these competitors are also our suppliers in some programs.

Growth Strategy Implementation; Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities. The Company’s expansion is expected to place a significant strain on the Company’s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage its employee base. There can be no assurance that the Company’s planned personnel, systems, procedures and controls will be adequate to support the Company’s future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that the Company’s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations may be materially adversely affected.

Dependence upon Management and Key Personnel

The Company is, and will be, heavily dependent on the skill, acumen and services of the management of the Company, in particular Corby Marshall. The loss of the services of these key individuals, and certain others, for any substantial length of time would materially and adversely affect the Company’s results of operation and financial position (See “Management”). Management and directors of the Company are not required to devote any specific number of hours to the Company.

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Other Nonpublic Sales of Securities Likely

As part of the Company’s plan to raise additional capital, the Company will likely make offers and sales of its common stock and/or preferred stock to qualified investors in transactions which are exempt from registration under the 1933 Act, as amended, in the future. Other offers and sales of common stock or preferred stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering. The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value. There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company’s discretion, such price is deemed by the Company to be reasonable under the circumstances. Additional future nonpublic sales of equity may result in dilution of shareholder interests in the Company.

Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this prospectus with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

The Company’s Common Stock is subject to penny stock rules and regulations

The common stock sold in this offering will be considered to be a “penny stock” under applicable rules and regulations. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission adopted regulations under such Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $5.00 per share (as defined). Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer’s duties to the customer, a toll-free telephone number for inquiries about the broker/dealer’s disciplinary history and the customer’s rights and remedies in case of fraud or abuse in the sale. Disclosure also has to be made about commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $3,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker/dealer.

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Dividend Policy

To date, the Company has not declared or paid any cash dividends on its stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

Profitability

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities. To date, we have not made any sales.

The Company’s product features may infringe claims of third-party patents, which could affect its business and profitability adversely.

The Company cannot assure that its product features do not infringe on patents held by others or that they will not in the future.

If all or any portion of the Company’s services were found to infringe a patent, it could be required to restructure its payment system, stop offering its payment product altogether, or pay substantial damages or license fees to third party patent owners. Even if the Company prevails in a lawsuit, litigation can be expensive and can consume substantial amounts of management time and attention.

If the Company cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of its products and its revenues could decline.

Rapid, significant technological changes continue to confront the industry in which the Company operates. The Company cannot predict the effect of technological changes on its business. The Company expects that new technologies applicable to the industry in which it operates will continue to emerge. These new technologies may be superior to, or render obsolete, the technologies that the Company currently uses in its products. Incorporating new technologies into the Company products may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, the Company’s ability to adopt and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from consumers or merchants, or third parties’ intellectual property rights. The Company’s success will depend on its ability to develop new technologies and adapt to technological changes, evolving industry standards as well as the regulatory environment.

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If we are unable to maintain and promote our brand, our business and operating results may be harmed.

Management of the Company believes that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative services, which we may not do successfully. We may introduce new features, products, services or terms of service that our customers do not like, which may negatively affect our brand and reputation. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

Conflicts of Interest

Certain of our directors and officers are also directors and officers of other companies, and conflicts of interest may arise between their duties as our officers and directors and as officers and directors of such other companies. In addition, as applicable, such directors and officers will refrain from voting on any matter in which they have a conflict of interest.

Going-Concern Risks

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

Declines in economic conditions, including increased volatility in the capital and credit markets, could adversely affect our business, results of operations and financial condition.

An economic recession can result in extreme volatility and disruption of our capital and credit markets. The resulting economic environment may be affected by dramatic declines in the stock and housing markets, increases in foreclosures, unemployment and costs of living, as well as limited access to credit. Additionally, access to capital and credit markets could be disrupted over an extended period, which may make it difficult to obtain the financing we may need for future growth and/or to meet our debt service obligations as they mature. Any of these events could harm our business, results of operations and financial condition.

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USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.00. In addition to the current cash on hand, the table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)(2)	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Offering Costs	$70,000	$70,000	$70,000	$70,000
Net proceeds from this Offering	$2,430,000	$4,930,000	$7,430,000	$9,930,000
Operations	Nil	Nil	$2,000,000	$3,700,000
Software/Platform Development for head/body camera(3)	$1,650,000	$1,650,000	$1,650,000	$1,650,000
Software/Platform Development for AXA	Nil(4)	$2,500,000	$2,500,000	$2,500,000
Marketing & Advertising	$130,000	$130,000	$230,000	$455,000
Regulatory Matters (legal, and compliance)	$75,000	$75,000	$125,000	$250,000
Intellectual Property	$75,000	$75,000	$125,000	$175,000
General & Administrative	$100,000	$100,000	$300,000	$500,000
General Working Capital	$400,000	$400,000	$400,000	$700,000

______________

(1)

Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it has.

(2)	Due to the uncertainties inherent in product development it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes.
(3)

Pursuant to the Joint Venture with Insight. 20% of the funds for research and design; 30% for building the early hardware prototypes; 17.5% for software platform development; 10% for product demonstrations and sales; 15% for final refinements and inputs from customers; and 7.5% for testing and certification. To date, the Company has contributed $350,000 to the Joint Venture for the development of its products.

(4)

If the Company does not raise at least $2,000,000 it may not develop the AXA. The Company expects that it will need to raise at least $5,000,000 to fully develop both the head/body camera technology and the AXA product.

The above figures represent only estimated costs. There may be circumstances, however, where for sound business reasons a reallocation of funds may be necessary. Use of proceeds will be subject to the discretion of management.

Any funds we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

This prospectus also relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will receive no proceeds from the sale of shares by the Selling Shareholders of common stock registered in this offering.

We have previously received approximately $659,425 from the sale of shares to the Selling Shareholders. The application of the proceeds of these private sales is at the discretion of management. In addition, we may receive up to $9,741,100 in additional proceeds upon the exercise of warrants issued in connection with these private placements. The application of any such proceeds from exercise of warrants is at the discretion of management.

This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results of input from consumers and merchants, regulatory matters and any collaborations that we may enter into with third parties for our product development, and any unforeseen cash needs.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

SELLING SHAREHOLDERS

The shares offered pursuant to this Prospectus are offered on the account of various shareholders (the “Selling Shareholders”). None of the Selling Shareholders hold or have held in the past three years any position, office, or other material relationship with the Issuer, except as provided below. The Selling Shareholders are not affiliated with or controlled by the Company. They purchased their shares in individual transactions in private placements from the Company and not with a view to sell or distribute those shares. They are consequently not “underwriters” within the meaning of the Securities Act of 1933, as amended.

The following table summarizes the shares held by the Selling Shareholders:

Name and position	Shares Beneficially Owned Prior to Offering	Shares Offered	Shares Offered issuable upon exercise of Warrants	Shares Beneficially Owned After Offering	Percentage Beneficially Owned[1,2]
Private Investors:
Jared Yu	332,500	332,500	250,000	0	*
1142981 B.C. Ltd.	125,000	125,000	0	0	*
Cayvan Consulting SEZC	196,250	196,250	0	0	*
Ben Grant	58,750	58,750	135,000	0	*
Nicholas Ayling	270,000	270,000	0	0	*
Jordan Tranel	56,000	56,000	164,000	0	*
Oceanside Strategies Inc.	345,000	345,000	1,080,000	0	*
Steven Ferry	15,000	15,000	0	0	*
David Zadak	300,000	300,000	800,000	0	*
Shou-Su Yu	300,000	300,000	1,200,000	0	*
Nicholas Ayling Law Corporation	312,500	312,500	1,250,000	0	*
John Bakshi	200,000	200,000	800,000	0	*
I Financial Ventures Group LLC	380,000	380,000	1,520,000	0	*
Steve Hall	2,000	2,000	8,000	0	*
Tsun Yee Law	10,000	10,000	40,000	0	*
Alice Black	31,250	31,250	125,000	0	*
DAT Holdings Inc.	10,000	10,000	40,000	0	*
Atul Sabharwal	10,000	10,000	40,000	0	*
Teng Fei Liu	6,000	6,000	24,000	0	*
Joseph Ng	10,000	10,000	40,000	0	*
Jian Lin	20,000	20,000	80,000	0	*
Cambridge Consultants Inc.	10,000	10,000	40,000	0	*
Amber Primose	3,000	3,000	12,000	0	*
Rufat Abramov	8,000	8,000	32,000	0	*
Elbert Kwak	10,000	10,000	40,000	0	*
David Cleave	20,000	20,000	80,000	0	*
Helen Tin	6,000	6,000	24,000	0	*
Randall Van Eijnsbergen	30,000	30,000	120,000	0	*
Manuel Bally	40,000	40,000	160,000	0	*
Brandace A. Hughes	10,000	10,000	40,000	0	*
GPL Ventures LLC	20,000	20,000	80,000	0	*
Richard Primrose	3,000	3,000	12,000	0	*
LMK Inc.	10,000	10,000	40,000	0	*
Adam Cegielski	8,000	8,000	32,000	0	*
Buckingham Group Limited	10,000	10,000	40,000	0	*
Crystal Carson	10,000	10,000	40,000	0	*
Total	3,203,250	3,203,250	8,312,000	0	0%

* Less than 1%

 _____________

(1) Based on 9,086,416 shares outstanding as of September 30, 2018.

(2) BENEFICIAL OWNERSHIP: Shares held include all shares beneficially owned by the respective selling stockholder. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

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PLAN OF DISTRIBUTION

Offering by Company

This is a self-underwritten offering and our officers and directors will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our officers and directors not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our officers and directors must restrict their participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by our officers and directors of a potential purchaser; provided, however, that the content of such communication is approved by our officers and directors;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our officers and directors do not intend to purchase any shares in this offering.

Hawkeye Systems, Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered, with no minimum purchase requirement. The price per share is fixed at $2.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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Offering by Selling Shareholders

The common stock offered pursuant to this Prospectus by selling shareholders may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers at prevailing market prices.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by selling shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 400,000,000 shares of common stock with a par value $0.0001 per share. As of the date of this amended prospectus, there were 11,676,449 shares of our common stock issued and outstanding held by 54 shareholders of record and no shares of preferred stock were issued or are outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We do not have any outstanding shares of preferred stock, but the Company is authorized to issue up to 50,000,000 shares of preferred stock. The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Share Purchase Warrants

In connection with a private placement pursuant to which we sold 2,438,666 shares of our common stock at $.15 per share, we have (i) 2,438,666 Series A Warrants outstanding issuable at an exercise price of $.30 per share; (ii) 2,438,666 Series B Warrants outstanding issuable at an exercise price of $.50 per share; (iii) 2,438,666 Series C Warrants outstanding issuable at an exercise price of $1.00 per share; and (iv) 2,438,666 Series D Warrants outstanding issuable at an exercise price of $2.00 per share. All warrants expire on June 30, 2020.

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In connection with a private placement pursuant to which we sold 672,750 shares of our common stock at $.50 per share, we have (i) 1,345,500 Series A Warrants outstanding issuable at an exercise price of $1.00 per share; and (ii) 1,345,500 Series B Warrants outstanding issuable at an exercise price of $2.00 per share. The warrants expire on June 30, 2020.

All warrants provide that no shareholder may exercise warrants resulting in their ownership of more than 5% of the outstanding stock at any given time. By written notice to the Company, the Holder may increase or decrease this maximum percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

The Company’s transfer agent is Vstock Transfer, Inc., 18 Lafayette Place, Woodmere, NY 11598.

Market for Our Shares of Common Stock

As of the date of this filing, our common stock is listed for trading on the OTCQB market maintained by OTC Markets Group, Inc. As of the date of this amended prospectus, we have 54 shareholders of record.

The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.

Rule 144 Shares

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

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In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 116,764 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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DESCRIPTION OF BUSINESS

General

We were incorporated on May 15, 2018 in the State of Nevada. From inception until the date of this filing our activities have primarily consisted of (i) the incorporation of our company, (ii) the development of our business plan, (iii) development of our products, (iv) recruiting and adding additional consultants and employees, (v) signing contracts for the business, (vi) advancing the products with the U.S. military and (vii) development of our relationship with Radiant Images, Inc.

The Company is a technology company that is developing cutting edge optical imaging products for military and law enforcement markets to assist with intelligence, surveillance and reconnaissance (“ISR”). Other potential markets include commercial entertainment and outdoor sportsmanship activities. This “SOCOM to Commercial” model (United States Special Operations Command to Commercial) has worked well for other companies.

On June 7, 2018, the Company entered into a joint-venture partnership with Insight Engineering, LLC (“Insight”). On August 1, 2018, the Company and Insight incorporated Optical Flow, LLC and entered into an operating agreement (the “Joint Venture” or “Optical Flow”) which superseded the previous joint-venture partnership. Pursuant to the Joint Venture, the Company and Insight will co-develop high resolution imaging systems. Insight is a Nevada limited liability corporation that is led by Lucas Foster, who has two decades of experience working on advanced camera technology for entertainment/motion picture uses. While this experience provides background for development of our products, our technology must be further developed and enhanced for law enforcement and military applications as provided for in our plan of operations. The Company currently owns fifty (50%) percent of the Joint Venture.

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant’s shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant. The purchase price for the Shares is equal to $1,810,904.72 plus the cash and cash equivalents of Radiant as of the close of business on the business day immediately preceding the Closing Date. The purchase price is payable (i) at the Closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to Closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur before December 31, 2019. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of the closing date and monthly thereafter.

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During the year ending June 30, 2019, the Joint Venture advanced $920,800 to Radiant Images, Inc. That amount was initially recorded as a note receivable from Radiant.

As a result of the Radiant acquisition agreement, the Company and Insight agreed to contribute no further amounts to the Joint Venture, to cease operations of the Joint Venture and the $920,800 previously advanced by the Joint Venture to Radiant is to be considered a investment in Radiant towards the purchase price. Management’s decision to cease operations of the Joint Venture, the Company’s risk of loss for all activities of the Joint Venture to date, and the executed purchase agreement for Radiant, which was executed subsequent to year end but prior to issuance of these financial statements) have led the Company to conclude the Joint venture should be consolidated as of June 30, 2019.

Our business office is located at 2702 Media Center Drive, Los Angeles, CA 90065. Our telephone number is 323-737-1314 and our website is www.hawkeyesystemsinc.com.

Business Description

We are currently developing a wide field of view, single lens virtual reality imaging product.

Initially, these products are being designed to be able to be mounted to law enforcement and/or military personnel to record and stream high resolution images to a wi-fi, Bluetooth network or other proprietary network protocols when required.

On August 1, 2018 the Joint Venture and Insight entered into an exclusive and worldwide license for military and law enforcement purposes (the “License”) to use and build products derived from all technology, information, intellectual property and other materials for or relevant to the 360 degree visible and infrared spectrum single lens camera platform, including without limitation, all business plans, technical plans, specifications, templates, demonstration versions, hardware, equipment, software, devices, methods, apparatus, and product designs. The License is also subject to a five (5%) percent net sales royalty payable to Insight. The License allows the Joint Venture to excel in developing a next generation body and head camera that sees behind the user and presents a clear and wide field of view. The Company possibly through the joint venture will develop additional technology that may include further iterations of this system, and all the related mounting and charging technologies that facilitate its use. The Board of Managers of the Joint Venture consists of Corby Marshall from the Company and Lucas Foster from Insight.

Lucas Foster, the principal of our joint venture partnership, has produced or supervised more than 50 feature films, including Bad Boys, Crimson Tide, Dangerous Minds, The Mask of Zorro, Enemy of the State, Man on Fire, Mr. & Mrs. Smith and Law-Abiding Citizen, among many others. Mr. Foster has managed dozens of projects and project teams numbering in the thousands, through completion. Mr. Foster’s entertainment experience includes substantial work with camera technologies upon which our camera system is based. While this experience provides background for development of our products, our technology must be further developed and enhanced for law enforcement and military applications as provided for in our plan of operations.

Mr. Foster is a storyteller, filmmaker and businessman with many years of experience in development, production, marketing and distribution of films and television programs. Mr. Foster started the Warp Group of companies which have been in business for over 20 years. Mr. Foster is also the co-founder of HeadcaseVR – a leading edge virtual reality technology company.

Mr. Foster attended UCLA and Princeton University, where he studied applied sciences, and attended film school. Mr. Foster has spoken at the American Film Institute, UCLA Film School, USC Film School, New York University, the Tisch School of the Arts at NYU, Digital Hollywood, and at the Nokia Forum and various other content and media organizations concerned with the future intersection of media and technology.

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A longer-term plan is to develop a next-gen version of Aerial PTZ (pan-tilt-zoom) cameras during long military surveillance flights - there are thousands of such PTZ camera balls in use with the U.S. Military. We call this the “AXA” platform. The AXA will entail the development of a larger ground and aerial platform-based stabilized system that is of the size, weight and power to allow for Ground Vehicular, Manned and Unmanned Aerial Systems deployment based on a networked system of similar or greater technical camera capabilities.

The AXA is intended to provide the military and law enforcement customer with a 360-degree, user-defined and customized, field of view in real-time that is exportable to multiple users or group outputs through various platforms simultaneously. The AXA will also provide geo-location and range data to assist/confirm the objective imagery continuously. In the company’s development path, much effort has been put into the evaluation of licensing the technology versus purchasing Radiant Images in order to benefit from the total upside available in various businesses and industries.

Research and Development

The Company is conducting research and development for the further development of this imaging system for the body/head camera platform. The milestones over the next 12-months are:

•	Design the single lens platform;

•	Develop hardware design and source components;

•	Sign a binding agreement with the imaging sensor provider;

•	Produce working prototype(s); and

•	Get user/client feedback on use cases and user requirements.

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Longer-Term Plan

A longer-term plan is to develop a next-gen version of Aerial PTZ cameras for use during long-duration military surveillance flights - there are thousands of such PTZ Balls in use with the US Military. We call this the “AXA” platform. The AXA will entail the development of a larger ground and aerial platform-based system that is of the size, weight and power needed to allow for Ground Vehicular, Manned and Unmanned Aerial Systems deployment based on a networked system of similar or greater technical camera capabilities.

The AXA is intended to provide the military and law enforcement customer with a 360-degree, user-defined and customized, field of view in real-time that is exportable to multiple users or group outputs through various platforms simultaneously. The AXA will also provide geo-location and range data to assist/confirm the objective imagery continuously.

Our research and development initiatives focus on next generation technology. We continue to develop new technologies to enhance existing products and services, and to expand the range of our offerings through research and development, licensing of intellectual property and acquisition of third-party businesses and technology.

We are able to leverage a Cooperative Research and Development Agreement (the “CRADA”) with a DOD organization. The CRADA allows companies to work with different areas of DOD to conduct research and development and utilize some of its facilities, vehicles, and personnel.

In July 2018, we conducted a field demonstration of the head/body camera platform to JSOC and also had a discussion regarding the capabilities of the AXA and specific unit’s requirements for the AXA.

Through the CRADA, this project includes an individual work plan (“IWP”) with DOD that is set to meet conditions of transition by the end of calendar year 2019.

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The IWP sets out what the parties intend to achieve in the presentation, modification and implementation of the products.

The following diagram describes the typical CRADA process:

CRADA PROCESS
SELECTION PROCESS COMPLETE FOR CRADA CANDIDATES
COMPANY PROVIDED WITH CRADA DOCUMENT
CRADA SIGNED BY INDUSTRY PARTNER
SUBMISSION OF CRADA DOCUMENT TO JSOC AND SOCOM
SOCOM ADVISES OF CRADA SIGNATURE AND NUMBER
KICK OFF MEETING
INDIVIDUAL WORK PLAN (IWP) DEVELOPED
IWP STAFFED AND SIGNED BY SOCOM
WORK PLAN EXECUTED WITH PROGRESS REPORTS AND REVIEWS
PROTOTYPE SOLUTION
CLOSE OUT MEETING
TRANSITION?
YES
TRANSITION: COMBAT EVALUATION, CONTRACT, ETC.
NO
TERMINATE

The CRADA Process provides a technology integration deliberate research and development path with a government customer which progresses toward a transitional assessment.

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Proposed prototypes for future deployment

Intellectual Property

The Joint Venture currently has a license to use and build products derived from all technology, information, intellectual property and other materials for or relevant to the 360 degree visible and infrared spectrum single lens camera platform, including without limitation, all business plans, technical plans, specifications, templates, demonstration versions, hardware, equipment, software, devices, methods, apparatus, and product designs, for military and law enforcement purposes. The License will allow the Joint Venture to excel in developing a next generation body and head camera that sees behind the user and presents a clear and wide field of view. The Joint Venture will develop additional technology that may include further iterations of this system, and all the related mounting and charging technologies that facilitate its use. As research and development is undertaken by the Joint Venture it will protect its intellectual property with U.S. and foreign patents and trademarks.

Hawkeye’s Position in the Industry and Competitiveness

The Hawkeye body worn camera platform is being developed to greatly enhance the quality of imaging on body worn camera platforms. At this point we have developed several early prototypes. We believe it will be different than our competitors because our system will produce up to a 4p steradian (depending on mounting position) image in nearly 8K resolution in both the visible light and infrared spectrums and will offer separate end-user customizable viewing in real-time. Currently, we believe there is a need for much better imaging in the law enforcement and military communities where body/head cameras are regularly utilized.

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The products that are being developed by the Company were originally developed for the film and entertainment industry. Pursuant to the License, the Joint Venture has an exclusive and worldwide license for military and law enforcement purposes to use and build products derived from all technology, information, intellectual property and other materials for or relevant to the 360 degree visible and infrared spectrum single lens camera platform, including without limitation, all business plans, technical plans, specifications, templates, demonstration versions, hardware, equipment, software, devices, methods, apparatus, and product designs. The products are being further developed and enhanced for use by law enforcement and military applications. The products are currently operational in the film and entertainment industries but they are not operational or developed enough for law enforcement and military applications yet.

The Company is bringing his decades of experience and technical know-how to the Joint Venture. The 360 degree visible and infrared spectrum camera platform and the AXA are working prototypes and are frequently used in the film and entertainment industries. While this experience provides background for development of our products, our technology must be further developed and enhanced for law enforcement and military applications as provided for in our plan of operations.

The Joint Venture is developing and adapting these products for military and law enforcement purposes. While these products are currently functional in the film and entertainment industries, there is no guarantee that these products are developed sufficiently to meet the needs of military and law enforcement. Demonstrations have been conducted with the U.S. Special Forces and the Company intends to continue to develop and test the products throughout the CRADA process.

The AXA camera system provides an immediate two-fold revenue opportunity due to competitive technology superiority through our interaction with DOD. First, the AXA camera is fundamentally a linked set of image sensors and aspheric lenses that have a high field-of-view (“FOV”) in each lens that can be stitched together almost instantaneously with the Insight software. As such, the individual camera lens can be utilized in both separate and collective configurations. This creates the opportunity for a single, lightweight camera with 6 degrees of freedom and a 4p Steradian Field-of-View to be marketed. The 2nd revenue opportunity is to the AXA camera employment as a collective set of cameras in one fixed unit that provides the additional feature of being able to measure a position in a given time and space including depth, therefore giving ISR assets a volumetric capture ability. We will first discuss the Hawkeye competitive position in Industry with respect to the body worn camera.

The market for body worn camera platforms continues to evolve in response to changing technologies, shifting customer needs and expectations and the potential introduction of new products. Even more importantly is the fact that the body camera market is being driven by litigation and government policy positions that require the use and capture of video streaming by law enforcement and military personnel. As a consequence, not only is the market open to technology insertion but the consumer stakeholders are also in a ‘must-buy’ situation.

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Competitors in this specific market with a focus on military and law enforcement include Axon Enterprises Inc., GoPro, Inc., and MOHOC, Inc. Continued evolution in the industry and technology shifts are creating opportunities for both established and new competitors. Key competitive factors include: product performance; product features; product quality and warranty; total cost of ownership; data security; data and information work flows; company reputation and financial strength; and relationship with customers. However, no camera is providing a linkable feed opportunity that can provide command and control manipulation from an operations center without losing video capture feed from the originating camera position—meaning, where the camera was originally oriented. Additionally, the value of this approach in a body-worn configuration is that it can be developed to link similar views of perspective—this can be thought of in terms of a buddy-system employment of a group of cameras in close proximity to one another as they would be configured in a patrolling nature or during routine law enforcement activities. This provides the opportunity for the view audience or audiences to ‘FLOW’ the camera to a view that is peripheral and outside the view of the human eye for early warning or post-event capture analysis. For a military or law enforcement return on investment the camera platform provides a way to multiply the view and presence of the deployed force in a sector by literally providing them ‘eyes in the back of their head’. Post-arrest or detention this camera creates the ability to demonstrate threats that were present at the scene or 3rd party influencers (riot instigators, crowd actions, etc.) that are not currently available in a traditional Field-of-View camera.

The second revenue opportunity is from the collective camera configuration of the AXA system. This configuration allows for an immersive experience from the feed of multiple camera lenses and creates an immediate and sustained 4p steradian field of view that can be customized to single or multiple viewer desired perspectives depending on the viewers peripheral platforms, such as Oculus-like headset, steradian dome viewers, etc. The additional value proposition of the AXA collective camera system is that because at least three (3) camera lenses are in a fixed-point position to a viewing area a mensuration of any point in the space of the field can be determined. This means the military or law enforcement operations center can quickly allocate available assets to a location that is in the viewing area of the AXA system in any direction. Also, with the advancement of the collective lens the light levels required to form a picture will also be reduced, therefore allowing for the capture of imagery during periods of limited visibility.

Overall, the AXA collective and individual camera system provide the Intelligence, Surveillance and Reconnaissance defense and law enforcement sector with, as yet, unforeseen customizable, multi-person consumable imagery in a 3D format that creates a live-virtual experience that can be practically exploited for training, operational targeting and protective early warning. Optical Flow in conjunction with consultants is leading the ISR industry technology integration with the most selective and capable military customer in the US Department of Defense.

Background Information on Employment Platforms—Manned and Unmanned Aerial Systems, Mobile and Static Ground surveillance systems, and Surface and Sub-Surface Maritime vessels and equipment.

The AXA camera system is platform agnostic – it is adaptable to new cameras and sensors and the math stays the same; only the size of the mounts change. The size, weight and power configuration of the collective camera system as designed, allows it to be employed in/on/from air, ground and water-based surface platforms. The market is wide open in each of these environments, however, we believe the Unmanned Aerial System (“UAS”) market is ready to accept, employ and realize the advantages of the AXA camera system. A couple validations of the concept and the value of AXA include completion of a working stage at Sony Pictures in Los Angeles as well as field tests with DOD organizations that are ongoing.

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UAS

The market for small UAS has grown significantly since the early 2000s driven largely by the demands associated with the global threat environment and the resulting procurement by military customers, the early adopters for this technology. Small UAS now represent an accepted and enduring capability for the military. The U.S. military’s transformation into a smaller, more agile force that operates via a network of observation, communication and precision targeting technologies accelerated following the terrorist attacks of September 11, 2001, as it required improved, distributed observation and targeting of enemy combatants who operate in small groups, often embedded in dense population centers or dispersed in remote locations. We believe that UAS, which range from large systems, such as Northrop Grumman’s Global Hawk and General Atomics’ Predator, Sky Warrior, Reaper and Gray Eagle, to small systems, such AeroVironment’s Raven, Wasp AE, Puma AE and Snipe, serve as integral components of today’s military force. These systems provide critical observation and communications capabilities serving the increasing demand for actionable intelligence, while reducing risk to individual “warfighters.” Small UAS can provide real‑time observation and communication capabilities to the small units who control them.

As the company’s strategy has evolved we have evolved from the licensing model which was operated by Optical Flow and now we have transitioned to a place where the acquisition of Radiant is the prudent move to provide maximum value for our shareholders.

Radiant Images, Inc.

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant Images major shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant. The purchase price for the Shares is equal to $1,810,904.72 plus the cash and cash equivalents of Radiant as of the close of business on the business day immediately preceding the Closing Date. The purchase price is payable (i) at the Closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to Closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur before December 31, 2019. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of the closing date and monthly thereafter.

Radiant Images is an award-winning digital cinema innovator and rental house providing creative solutions in 2D, 3D, VR and augmented reality, leading-edge cameras and equipment, and unrivaled client support, to the motion picture industry worldwide.

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Known as a hub of digital cinema innovation, Radiant’s focus on future technologies and pushing the boundaries of filmmaking sets the company apart from any other rental house. Radiant relies on expert technicians – including award-winning R&D – skilled rental agents, and an array of on-site capabilities to enable creative minds to achieve their vision without compromise.

At Radiant Images, production companies and filmmakers have access to an in-house design and fabrication team able to quickly provide tailor-made solutions to fit client needs, saving time and money. In addition, an in-house post supervisor is available to assist clients with technical workflows and best practices in virtual and augmented reality as well as 2D productions. Clients also can utilize a high-precision lens and sensor diagnostics room for convenient on-site testing.

Radiant’s VR/AR unit also is recognized as an industry leader in testing and developing virtual reality and augmented reality technology. Radiant is the creator of the first-of-its-kind Mobius POV helmet rig, the Dark Corner rigs and the Headcase Codex 360 rig, plus numerous advances in VR mobility and VR power solutions. The company has partnered with VRLIVE (www.VRLIVE.com), a virtual reality live-streaming network that delivers high-quality 360-degree content to any mobile device anywhere.

In late 2015, Radiant Images tripled in size to a new, 28-000-square-foot facility custom built with client comfort and convenience in mind. The location at 2702 Media Center Drive in Northeast LA features an expansive prep area, an R&D lab space, and an adjacent, full client kitchen/lounge with all the amenities; ample parking; easy freeway access and a dedicated AR/VR testing area.

Founded by Michael Mansouri and Gianna Wolfe in 2005, Radiant Images was an early adopter of digital technology as production transitioned from film to digital. The company is built on a single-minded focus of finding ways to simplify complicated filmmaking technology and equipment. From the beginning, Radiant differentiated itself by working with productions to develop solutions rather than just renting out a camera package, becoming in essence the technology arm of production companies. That mindset has sparked a spirit of innovation and collaboration unmatched in the industry.

Radiant is well known for its work with small action cameras and lightweight rigs. For acclaimed Director Danny Boyle’s “127 Hours,” technicians built custom rigs that utilized the SI-2K digital camera to enable key creative shots in the Academy Award-nominated film. For David Ayer’s “End of Watch,” Radiant went a step further, conceiving and developing a mini camera to capture the POV look of the film.

Radiant also is the creator of the Novo, the palm-sized, cinema-quality action camera that won a MARIO Award for innovation. The Novo has been used in a number of feature films, including Transformers 4, Ten, Fast & Furious 7 and In the Heart of the Sea as well as NBC’s Revolution.

Boasting a deep and varied rental inventory, Radiant offers creative, flexible and affordable solutions for any sized project. The company is able to collaborate with 2D, 3D and VR productions from concept to pre-production to capture to post and distribution.

Company Policies

The Company has adopted the following policies: (i) code of conduct policy; (ii) information security policy; and (iii) public company communication policy.

Employees

The Company currently has two directors consisting of Corby Marshall (CEO & CFO) and M. Richard Cutler. The Joint Venture currently has Corby Marshall and Lucas Foster as its managers and it also has several vendors who are currently assisting with development of the body worn camera platform.

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Our officers currently donate their time to the development of the Company, and intend to do whatever is necessary in order to bring us to the point of earning revenues. We currently have no other employees, although upon completion of the acquisition of Radiant we will effectively have approximately 20 employees.

The Joint Venture will continue to hire employees and contractors and license and acquire technologies in order to complete the research and development of the body and head camera and in the future, the AXA.

Legal Proceedings

On November 13, 2019 5W Public Relations LLC filed a complaint against Hawkeye Systems, Inc. relating to payments allegedly due under a contract for public relations services. That complaint has not been served on Hawkeye. Hawkeye vigorously disputes the allegations in the complaint as 5W Public Relations provided virtually no services to Hawkeye during the term of this arrangement but was paid a substantial amount of funds. Hawkeye will not only defend the litigation when and if it is served, but will also provide counterclaims for failure of consideration, fraud in the inducement, general fraud and other causes of action. Hawkeye anticipates that this litigation if pursued will be resolved favorably for the Company.

Other than the foregoing, the Company is not currently a party to any material legal proceedings and is not aware of any material threatened litigation.

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RELATED STOCKHOLDER MATTERS

Market Information

Since September 2019 our common stock has been listed for trading on the OTCQB. Market prices have ranged from a low of $0.51 per share to a high of $5.00 per share.

Holders of Common Stock

As of the date of this prospectus, we had 54 shareholders of record of our common stock.

Dividend Policy

We have never declared or paid cash dividends. We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion relates to the historical operations and financial statements of Hawkeye Systems, Inc. for the fiscal year ended June 30, 2019 and the quarter ended September 30, 2019..

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Annual Report. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Annual Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

Financial Condition and Results of Operations

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Results of Operations

Three Months Ended September 30, 2019 compared to three months ended September 30, 2018

We have had no operating revenues since our inception on May 15, 2018 through the date of this amended prospectus. Our activities have been financed by the proceeds of share subscriptions, exercises of warrants and loans. From our inception to September 30, 2019, we raised a total of $1,234,225 from private offerings of our common stock. We raised an additional $400,000 in connection with promissory notes issued to an accredited investor.

Total expenses in the three month period ended September 30, 2019 were $308,897 (which is also the Company’s operating loss), compared to $174,799 in the comparable period in 2018. The increase in operating loss for this period is principally the result of consulting fees paid in connection with the Company’s operations, together with legal and professional fees and regulatory filing expenses and fees.

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Our financial statements reflect a net loss of $308,897 for the three month period ended September 30, 2019 compared to a net loss of $51,291 for the comparable period in 2018. This net loss again reflects consulting fees and legal and professional expenses during the periods.

From inception on May 15, 2018 to period ended June 30, 2018

We had no operating revenues since our inception on May 15, 2018 through the fiscal year ended June 30, 2018. Our activities were financed by the proceeds of share subscriptions. From our inception to June 30, 2018 we raised over $1 million from private offerings of our common stock.

Total expenses in the period of inception to June 30, 2018 were $42,375. The operating loss for these periods is a result of legal and professional fees required to form the Company and complete the joint venture and licensing arrangements.

Our financial statements reflect a net loss of $42,375 from inception through June 30, 2018. The loss includes legal, accounting and other professional fees, as well as general corporate expenses.

Fiscal Year Ended June 30, 2019

We have had no operating revenues in our fiscal year ended June 30, 2019. Our activities have been financed by the proceeds of share subscriptions and loans. During our fiscal year ended June 30, 2019, we raised approximately $260,000 from private offerings of our common stock. We raised an additional $400,000 during the period in connection with two promissory notes issued to accredited investors.

Total expenses in the year ended June 30, 2019 were $1,163,286 which is also the Company’s operating loss. The operating loss for this period is a result of legal and professional fees required to form the Company, complete the joint venture and licensing arrangements, investment in our joint venture and continued development of products through that joint venture, and regulatory filing expenses and fees. Are revenues also reflect a credit of $510,568 in interest with is based on the value of securities issued in lieu of interest payments.

Liquidity and Capital Resources

Our cash balance at September 30, 2019 was $777. We continue to raise funds from the sale of equity securities to investors and through issuance of notes. We do not believe the cash reserves are sufficient to cover our expenses for our operations for fiscal year ending June 30, 2020. We will require additional funding for our ongoing operations. We have continued to make significant and substantial investments in the operations of Radiant Images. We have an investment in Radiant Images of $1,034,800 at September 30, 2019.

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On February 11, 2018 our Registration Statement on Form S-1 became effective. We intend to raise funds through the exercise of warrants issued in private placements with underlying shares registered in the Registration Statement. Although to date we have had some warrant exercises for cash, there can be no assurance that we will be able to raise money through this offering or through the exercise of warrants. If we cannot raise any additional financing prior to the expiration of the first quarter of 2020, we believe we will be able to obtain loans from management in the future, if necessary, but have no agreement in writing.

We are an emerging growth company and have generated no revenue to date. Under a limited operations scenario to maintain our corporate existence, we will require additional funds over the next 12 months to complete our regulatory reporting and filings. However, we will require maximum participation in the public offering or through alternative financings to implement our complete business plan.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through equity offerings, warrant exercises, and related party advances in the near term. We have no guarantees or firm commitments that the related party advances will continue in the near term. Our working capital requirements are expected to increase with the growth of our business.

Existing working capital, further advances, together with anticipated capital raises, warrant exercises and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through proceeds from the sale of our common stock, warrant exercises and convertible loans.

Management anticipates additional increases in operating expenses and capital expenditures relating to: (i) funding operations of Radiant Images; (ii) developmental expenses; and (iii) marketing expenses. We intend to finance these expenses with issuances of securities and through the exercise of outstanding warrants.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

As of the date of this Current Report, we do not have any material commitments.

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Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The independent auditors’ report accompanying our June 30, 2019 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of approximately $(2,218,270) at September 30, 2019 and net loss from operations of $311,684 for the three months ended September 30, 2019.

The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of equity securities and related party advances. In addition, the Company is in the development stage and has generated no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of Management’s plans, which include the raising of capital through the issuance of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position
Corby Marshall	50	Chief Executive Officer, Chief Financial Officer and Director
M. Richard Cutler	61	Director

Our Board of Directors consists of two members. All directors may be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Corby Marshall, Chief Executive Officer, Chief Financial Officer and Director

Corby Marshall is the founder, chief executive officer and director of Hawkeye Systems, Inc. Mr. Marshall is also Chief Executive Officer of Hilltop Cybersecurity Inc. (CSE: CYBX) and the chief executive officer of Hilltop Security, Inc. Previously, Mr. Marshall was Senior Vice President of Alliances and Partnerships for AppOrbit; where he developed and led the go-to-market programs for all consulting, reseller, and solution partners. He previously led sales, consulting, marketing, and operations for several leading companies, including Metastorm (OpenText), Mercator (IBM), Niku and LabCorp. Corby is an expert at developing new programs and leading through transformational change; skills he honed during his service as an Airborne-qualified, Field Artillery Officer in the United States Army. Mr. Marshall also speaks Portuguese.

Mr. Marshall is a distinguished graduate of the U.S. Military Academy at West Point. Mr. Marshall’s military career included time in Kuwait, Somalia and various other deployment areas as a Field Artillery Officer specializing in 155mm self-propelled artillery units.

M. Richard Cutler, Director

Mr. Cutler founded Cutler Law Group in 1996. Mr. Cutler has practiced in the general corporate and securities area and international business transactions since his graduation from law school. Mr. Cutler is a graduate of Brigham Young University (B.A., magna cum laude, 1981); and Columbia University School of Law (J.D. 1984). While at Columbia, Mr. Cutler was honored as a Harlan Fiske Stone Scholar, was Managing Editor of the Columbia Journal of Law and Social Problems, received a Recognition of Achievement with Honors in Foreign and International Law, Parker School of Foreign and Comparative Law and was honored for best senior writing for “United States v. Ross: A Solution to the Automobile Container Dilemma?” published in the Columbia Journal of Law & Social Problems in 1983. Mr. Cutler was admitted to the State Bar of Texas in 1984 and the State Bar of California in 1990. After law school, Mr. Cutler joined Jones, Day, Reavis & Pogue where he practiced in the corporate, securities and mergers and acquisitions departments. Mr. Cutler subsequently spent five years in the corporate and securities department in the Dallas office of Akin, Gump, Strauss, Hauer & Feld. After moving to the west coast, Mr. Cutler was with the Los Angeles office of Kaye, Scholer, Fierman, Hayes & Handler, a New York based law firm, where he continued his corporate securities practice. I n 1991, Mr. Cutler founded the law firm of Horwitz, Cutler & Beam in Anaheim California, a general practice firm, where he managed the corporate and securities practice for five years. In 1996, Mr. Cutler formed Cutler Law Group in Newport Beach, California, a firm which specializes only in general business, corporate and securities law, as well as international business transactions. Cutler Law Group moved to Augusta, Georgia in September 2002, where he continued to practice law and operated The Club at Raes Creek, a first class swim, tennis and fitness club while continuing his legal practice in Augusta. From 2008 until 2010, Mr. Cutler was President and Chief Executive Officer of Sustainable Power Corp., a company in Baytown, Texas specializing in green energy technologies. Cutler Law Group moved to Houston, Texas in June 2009. Mr. Cutler has been admitted to the U.S. Federal District Courts, Central and Northern Districts of California, U.S. Federal District Court, Southern District of Texas, as well as the U.S. Court of Appeals, Ninth Circuit. Mr. Cutler is the author of “Comparative Conflicts of Law: Effectiveness of Contractual Choice of Forum,” published in the Texas International Law Journal. Mr. Cutler is a Director of Nymox Pharmaceutical, Inc.

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Committees of the Board

Decisions of the Board of Directors are generally taken by written unanimous resolutions. The current Board comprises two members and is intending to hold regularly scheduled meetings. The entire board provides the functions of Audit, Compensation and Governance committees until such time as charters for these committees can be adopted and they can be populated by independent directors.

Code of Ethics

The Company has not yet adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Until recently we have had a sole officer and director conducting all operations. We have recently expanded operations, the Board of Directors and the executive team. We anticipate adopting a formal Code of Ethics soon.

Family Relationships

No family relationships exist between any of our present directors and officers.

Compliance with Section 16(A) of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended June 30, 2019, all forms required, if any, were filed with the SEC by such reporting persons.

Changes in Nominating Procedures

None

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualify as an independent director under generally established guidelines. The independence definition generally includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its Director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regards to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no other significant employees.

RELATED PARTY TRANSACTIONS

None.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors collectively. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company, and to date, the Directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the period inception to June 30, 2018 and the fiscal year ended June 30, 2019 to:

●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during such periods and
●	all individuals who served as executive officers of ours at any time during such periods and received annual compensation in excess of $100,000.

Summary Compensation Table

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Corby Marshall, Chief Executive Officer,	2018	0	0	0	0	0
Chief Financial Officer and Director	2019	0	0	0	0	0

Employment Agreements and Benefits

We currently do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the Board of Directors.

We currently do not currently have any compensation agreements in place with our officers or directors.

We may also pay bonuses to our named executive officers and other employees at the discretion of the board of directors.

Outstanding Equity Awards

Pursuant to the Company’s 2019 Officers, Directors, Employees and Consultants Stock Option Plan, effective January 31, 2019, the Company issued 150,000 options to purchase common stock to Corby Marshall at an exercise price of $0.55 per share. Other than such issuance, we did not have any outstanding equity awards with any of our executive officers named in the Summary Compensation Table, effective June 30, 2019.

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors pursuant to our 2019 Officers, Directors, Employees and Consultants Stock Option Plan. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings.

We did not pay director’s fees or other cash compensation for services rendered as a director in the period of inception to June 30, 2018 or the fiscal year ended June 30, 2019.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 22, 2020, the beneficial ownership of Hawkeye Systems, Inc. common stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our common stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is care of the Company. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after January 22, 2020 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned
Common Stock	Corby Marshall (1)	3,000,000	27.7%
Common Stock	M. Richard Cutler (2)	356,000	3.4%
Common Stock	Lucas Foster (1)	600,000	5.8%
Common Stock	Nicholas Ayling (1)(3)	898,500	8.6%
Common Stock	Steve Hall(4)	668,666	6.4%
All Executive Officers and Directors as a Group (2 persons)		3,356,000	32.2%

___________

(1)	c/o Hawkeye Systems, Inc. 7119 W. Sunset Blvd, #468,Los Angeles, CA 90046.
(2)	c/o Cutler Law Group, P.C., 6575 West Loop South, Suite 500, Bellaire, TX 77401
(3)	Consists of 586,000 shares held directly by Mr. Ayling and 312,500 shares held by Nicholas Ayling Law Corporation. Nicholas Ayling Law Corporation also holds warrants exercisable for up to 1,250,000 shares of common stock but which are limited to exercise to no more than 4.99% of the Company’s common stock.
(4)	Mr. Hall also holds warrants exercisable for up to 2,674,664 shares of common stock but which are limited to exercise to no more than 4.99% of the Company’s common stock.

Note: Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

Certain Relationships and Related Transaction

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed above under “Director Compensation” and “Executive Compensation,” the following is a description of transactions to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

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As of the date of this Annual Report, other than as disclosed below and in this Current report, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us.

M. Richard Cutler is President and sole shareholder of Cutler Law Group, P.C. Cutler Law Group, P.C. acts as our corporate and securities counsel.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Mr. Cutler who is a director of the Company and beneficially owns 356,000 shares of company common stock, no expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any other person connected with Hawkeye Systems, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cutler Law Group, P.C. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. BF Borgers CPA PC, our independent registered public accountant, has audited our financial statements for the period from inception to June 30, 2019, included in this prospectus and registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA PC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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FINANCIAL STATEMENTS

F-1

Report of independent Registered Public Accounting Firm

To the shareholders and the board of directors of Hawkeye Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hawkeye Systems, Inc. (the “Company”) as of June 30, 2019 and 2018, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year ended June 30, 2019 and for the period from May 15, 2018 (inception) to June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for the year ended June 30, 2019 and for the period from May 15, 2018 (inception) to June 30, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2018

Lakewood, CO

December 6, 2019

F-2

Hawkeye Systems, Inc.

Balance Sheets

	June 30, 2019	June 30, 2018

Assets
Current assets:
Cash	$18,372	$334,650
Prepaid and other assets	4,855

Total current assets	23,227	334,650

Investment in joint venture	-	150,000
Investment in Radiant Images, Inc.	920,800
Equipment, Net	3,145

Total assets	$947,172	$484,650

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$86,664	$12,800
Notes payable, related party	400,000	-

Total current liabilities	486,664	12,800

Total liabilities	486,664	12,800

Contingencies (note 10)

Stockholder’s Equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 9,897,116 and 8,886,416 shares issued and outstanding as of June 30, 2019 and June 30, 2018	990	889
Additional paid-in capital	2,198,891	655,836
Stock subscription receivable	-	(142,500)
Stock subscription received	170,000
Accumulated deficit	(1,909,373)	(42,375)

Total stockholders’ equity	460,508	471,850

Total liabilities and Stockholders’ Equity	$947,172	$484,650

The accompanying notes form an integral part of these consolidated financial statements.

F-3

Hawkeye Systems, Inc.

Statements of Operations

	For the year ended June 30, 2019	For the period from May 15, 2018 (inception)to June 30, 2018

Revenue	$-	$-

Expenses:
General and administrative expenses**	114,058	1,075
Stock compensation expense	193,054	-
Legal and professional expenses**	183,370	41,300
Regulatory filing expenses and fees	59,282	-
Escrow fees	11,893	-
Marketing expenses**	54,438	-
Consulting expenses**	340,425	-
Management compensation**	399,820	-
Total expenses	1,356,340	42,375

Operating loss	(1,356,340)	(42,375)

Non-operating income (expense):
		-
Interest expense**	(510,658)	-
Total non-operating expense	(1,673,944)	(42,375)

Net loss	$(1,866,998)	$(42,375)

Net loss per share – basic and diluted	$(0.20)	$(0.01)

Basic and diluted weighted average shares outstanding	9,253,980	4,443,208
__________

**Includes stock based remuneration

The accompanying notes form an integral part of these consolidated financial statements.

F-4

Hawkeye Systems, Inc.

Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Stock Subscription		Total
	Shares	Amount	Paid-in Capital	Received/ (Receivable)	Accumulated Deficit	Stockholders’ Equity
Balance – May 15, 2018 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for cash	8,886,416	889	350,662	(142,500)	-	209,051
Warrants issued (Stock based Compensation)	-	-	305,174		-	305,174
	-
Net loss	-	-	-	-	(42,375)	(42,375)

Balance – June 30, 2018	8,886,416	$889	$655,836	$(142,500)	$(42,375)	$471,850

Common stock issued for cash	951,600	95	260,347	142,500	-	402,942
Common stock issued as compensation	59,100	6	29,544	-	-	29,550
Warrants issued	-	-	252,858	-	-	252,858
Stock options issued as compensation	-	-	422,326		-	422,326
Extension of warrants	-	-	193,054	-	-	193,054

Stock subscription received	-	-	-	170,000	-	170,000

Fair value of conversion feature of note payable	-	-	200,000	-	-	200,000

Relative fair value of warrants issued with convertible debt	-	-	184,926	-	-	184,926
Net loss	-	-	-	-	(1,866,998)	(1,866,998)

Balance – June 30, 2019	9,897,116	$990	$2,198,891	$170,000	$(1,909,373)	$460,508

The accompanying notes form an integral part of these consolidated financial statements

F-5

Hawkeye Systems, Inc.

Statements of Cash Flows

	For the year ended June 30, 2019	For the period from May 15, 2018 (inception) to June 30, 2018

Cash flows from operating activities:
Net loss	$(1,866,998)	(42,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,673
Accrued interest	932	-
Shares issued in lieu of interest payment	50,000	-
Options issued for services	347,526	-
Shares and warrants issued for services	29,550	-
Stock compensation expense for warrant extensions	193,054
Amortization of debt discount	200,000	-
Warrants issued in lieu of interest payments	184,926	-
Options issued in lieu of interest payments	74,800	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4,856)
Accounts payable and accrued liabilities	72,933	12,800
Net cash used in operating activities	(716,460)	(29,575)

Cash flows from investing activities:
Investment in joint venture		(150,000)
Investment in Radiant Images, Inc.	(770,800)
Equipment purchases	(4,818)
Net cash used in investing activities	(775,618)	(150,000)

Cash flows from financing activities:
Issuance of common stock and receipt of paid-in capital	775,800	514,225
Notes issued	400,000	-
Net cash provided by financing activities	1,175,800	514,225

Net increase(decrease) in cash	(316,278)	334,650

Cash, beginning of period	334,650	-

Cash, end of period	$18,372	334,650

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	-
Income taxes	$-	-
Refer to Note 2 in the financial statements for disclosures over all non-cash investing and financing activities during the period.

The accompanying notes form an integral part of these consolidated financial statements

F-6

Hawkeye Systems, Inc.

Notes to Condensed Financial Statements

Note 1 – Organization and Basis of Presentation

Organization and Business

Hawkeye Systems, Inc., a Nevada corporation incorporated on May 15, 2018, is a technology company developing optical imaging products for military and law enforcement markets to assist with intelligence, surveillance and reconnaissance (“ISR”). Other potential markets include commercial entertainment and outdoor sportsmanship activities.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. Significant estimates in the accompanying financial statements include useful lives of property and equipment, useful lives of intangible assets, debt discounts, valuation of derivatives, fair value assumptions used for stock based compensation arrangements, and the valuation allowance on deferred tax assets.

Principles of Consolidation

These financials statements include the results of the Company and the results of the prior reported joint venture, Optical Flow. See Note 4 Investment in Joint Ventures and Acquisitions, for further discussion of the change in accounting for the joint venture from the equity method in prior year and quarters to being considered a consolidated subsidiary as of June 30, 2019.

Cash

The Company maintains a cash balance in a non-interest-bearing account. The Company considers short-term, highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest rate to be cash equivalents. There were no cash equivalents as of June 30, 2019 and 2018.

F-7

Investment in Joint Venture

The investment in the Joint Venture was accounted for by the Company using the equity method in 2018 in accordance with FASB ASC 323. The Company currently owns fifty percent (50%) of the Joint Venture, pursuant to the terms and conditions of the Joint Venture and has made contributions of $150,000 as of June 30, 3018 to the Joint Venture. There was no operating activity of the Joint Venture during 2018.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain embedded features that qualify as derivatives. Certain debt agreements have warrants and conversion features that have been evaluated as derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes option pricing model to value the derivative instruments at the grant date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accrued interest, accounts payable and accrued liabilities, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

F-8

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including notes due on demand, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company has no assets required to carried at fair value on a recurring basis. The Company has certain liabilities, primarily the beneficial conversion feature of certain debt agreements that are considered financial liabilities and would be measured at fair value under level 3 of the Fair value hierarchy. The disclosures related to the fair value of this item are in Note 5. The Company has no level 1 or level 2 instruments.

	Level 1	Level 2	Level 3	Total

Beneficial conversion feature	$-	$-	$200,000	$200,000

Total	$-	$-	$200,000	$200,000

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a Beneficial Conversion Feature (“BCF”). A beneficial conversion feature is recorded by the Company as a debt discount pursuant to ASC 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the beneficial conversion feature and the Company amortizes the discount to interest expense over the life of the debt. The Company had a $200,000 debt discount related to the warrants issued in connection with the debt. The $200,000 was amortized during 2019 over the life of the debt prior to becoming due on demand.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

F-9

Revenue Recognition

The Company has not yet recorded revenue, however, revenue when recorded will be recorded in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). As sales are expected to be primarily from sales of equipment, installation of equipment and technical support services. The Company does not expect significant post-delivery obligations. Revenue from sales of equipment will be recorded upon shipment of the product and acceptance by the customer, assuming collection is reasonably assured. Revenue from installation services and technical services will be recorded over the period earned and are recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•	executed contracts with the Company’s customers that it believes are legally enforceable;
•	identification of performance obligations in the respective contract;
•	determination of the transaction price for each performance obligation in the respective contract;
•	allocation the transaction price to each performance obligation; and
•	recognition of revenue only when the Company satisfies each performance obligation.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS includes the effect of all potentially dilutive securities as if such are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	June 30, 2019	June 30, 2018
Warrants	14,655,664	11,645,664
Options	672,000	-
Convertible notes	400,000	-
Total	15,727,664	11,645,664

F-10

Share-based Compensation

Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant. The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. The resulting stock-based compensation expense for employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The adoption of this ASU did not have a material impact on the Company’s financial statements as the Company did not have any lease arrangements that were subject to this new pronouncement.

Note 3 - Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $(1,909,373) as of June 30, 2019. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The Company is currently seeking additional investment through equity financings and/or debt offerings, including without limitation the exercise of warrants previously issued to shareholders as part of the prior private placements. While the Company has received some financing subsequent to the period from such sources, there are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-11

Note 4 – Joint Ventures and Acquisitions

On June 7, 2018, the Company entered into a joint-venture partnership with Insight Engineering, LLC (“Insight”). On August 1, 2018, the Company and Insight incorporated Optical Flow, LLC and entered into an operating agreement (the “Joint Venture” or “Optical Flow”) which superseded the previous joint-venture partnership. Pursuant to the Joint Venture, the Company and Insight will co-develop high resolution imaging systems. The Company and Insight each own fifty (50%) percent of the Joint Venture.

The investment in the Joint Venture is accounted for by the Company using the equity method in 2018 in accordance with FASB ASC 323. The Company made a contribution of $150,000 as of June 30, 3018 to the Joint Venture. There was no operating activity of the Joint Venture during the period from inception to June 30, 2018.

During the year ending June 30, 2019, the company invested an additional $1,225,000 in cash into the Joint venture and Optical Flow had activity during the year ended June 30, 2019 including the following operations activity:

Joint Venture Income Statement

For the year ended June 30, 2019

Operating revenue	-

Expenses:
Management fees	228,500
Consulting fees	45,000
Legal and professional fees	24,781
Marketing expenses	23,888
Meals, entertainment and travel expenses	71,410
Project management expenses	13,413
General and administrative expenses	24,126
Depreciation	1,673
Total operating expenses	432,791

Loss from operations	(432,791)

During the year ended June 30, 2019, the Joint Venture advanced $920,800 to Radiant Images, Inc.

F-12

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant’s shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant.

As a result of the Radiant acquisition agreement, the Company and Insight agreed to contribute no further amounts to the Joint Venture, to cease operations of the Joint Venture and the $920,800 previously advanced by the Joint Venture to Radiant is to be considered a deposit on the purchase price and is reported on the accompanying balance sheet as “Investment in Radiant”. Management’s decision to cease operations of the Joint Venture, the Company’s risk of loss for all activities of the Joint Venture to date, and the executed purchase agreement for Radiant, which was executed subsequent to year end but prior to issuance of these financial statements, have led the Company to conclude the Joint venture should be consolidated as of June 30, 2019.

The Radiant purchase price is equal to $1,810,905 plus the cash and cash equivalents of Radiant as of the close of business on the closing date. The purchase price is payable (i) at closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur before December 31, 2019. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of the closing date and monthly thereafter.

Note 5 - Notes Payable – Related Party

Related party notes payable to shareholders are comprised of the following:

	2019	2018
Related Party Note 1 -	$200,000	-
Related Party Note 2 -	$200,000	-
Total	$400,000	-

Related Party Note 1

On January 22, 2019, the Company obtained a $200,000 note from a shareholder of the Company that was used to fund the Joint Venture. The note terms provide the note was due on demand after 60 days at which point the lender could request repayment at any time. The Company had the ability to repay the note (in full or in instalments) at any time without notice or penalty. In lieu of interest payments, the Company granted stock options to purchase 150,000 shares of common stock as discussed below.

At the option of the lender, the note was convertible at any time from the date of issuance for one year subsequent at a conversion price of $0.50 per share. Upon conversion the lender will also be issued (i) two times the number of shares converted in Series A warrants each exercisable for one year for one share of the Company’s common stock at an exercise price of $1.00 per share, and (ii) two times the number of shares converted in Series B warrants each exercisable for one year for one share of the Company’s common stock at an exercise price of $2.00 per share.

F-13

The conversion feature with additional warrants to be issued was recorded as a debt discount up to the face amount of the note and was amortized to interest expense over the 60 day term of the note.

The fair value of the warrants was approximately $200,000 and was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	0.75 years
Volatility:	233	%*
Dividend yield:	0	%**
Risk free interest rate:	2.00	%***

__________

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

Subsequent to the year end this note was converted into 400,000 shares of common stock (see subsequent event footnote).

The fair value of the stock options issued in lieu of interest payments on the note was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	5.00 years
Volatility:	267	%*
Dividend yield:	0	%**
Risk free interest rate:	2.57	%***

__________

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

Stock compensation expense (recorded as interest expense on the accompanying statement of operations) of $74,800 was recorded during 2019, which is the amount of the option expense vested and earned during the period.

Related Party Note 2

On June 13, 2019, the Company entered into a Securities Purchase Agreement pursuant to which it issued a Promissory Note for $200,000 due on the second anniversary of issuance that was used to fund the joint venture. In connection with the Securities Purchase Agreement the Company issued 100,000 origination shares, and a warrant to purchase 400,000 shares at $1.50 per share exercisable for two years from issuance.

The origination shares were valued at $0.50 per share and the $50,000 was recorded to interest expense. The 400,000 warrants were valued at $184,926 and recorded to interest expense.

F-14

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	2.00 years
Volatility:	269	%*
Dividend yield:	0	%**
Risk free interest rate:	2.00	%***

_______

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

Note 6 - Stockholders’ Equity

Common Stock

2018 Stock Issuances

Effective May 15, 2018, 3,000,000 shares of common stock were issued to Corby Marshall, Director, CFO and CEO, at a purchase price of $0.0001 per share for total cash proceeds of $300.

Effective May 22, 2018, 2,362,500 shares of common stock were issued to 14 investors at a purchase price of $0.01 per share for total cash proceeds of $23,652. This included 1,250,000 shares to directors of the Company.

Effective June 1, 2018, 612,500 shares of common stock were issued to 9 investors at a purchase price of $0.05 per share for total cash proceeds of $30,625.

Effective June 15, 2018, 2,438,666 shares of common stock were issued to 12 investors at a purchase price of $0.15 per share for total cash proceeds of $365,800. The investors for this purchase also received options to purchase up to 9,754,644 shares via warrants at various exercise prices between $0.30 and $2.00, refer to stock purchase warrants table. See stock warrants table below.

Effective June 29, 2018, 472,750 shares of common stock were issued to 29 investors at a purchase price of $0.50 per share for total cash proceeds of $236,375. The investors for this purchase also received options to purchase up to 1,891,000 shares via warrants at exercise prices of $1.00 and $2.00 refer to stock purchase warrants table. See stock warrants table below.

2019 Stock Issuances

Effective January 30, 2019, 715,000 shares of common stock were issued to five investors at a purchase price of $0.50 per share for total cash proceeds of $357,500. The investors for this purchase also received options to purchase up to 2,860,000 shares via warrants at exercise prices of $1.00 and $2.00 refer to stock purchase warrants table. See stock warrants table below.

F-15

Effective January 30, 2019, 59,100 shares were issued at a value of $0.50 per share to four consultants as compensation for $29,550 in website, advertising, legal and advisory services provided to the Company during the period.

Effective April 18, 2019, 236,600 shares of common stock were issued for cash to two investors at a purchase price of $0.50 and $1.00 per share for total cash proceeds of $155,800. The investors for this purchase also received options to purchase up to 150,000 shares via warrants at exercise prices of $1.50 and $2.00 refer to stock purchase warrants table. See stock warrants table below.

Stock Subscription Receivable

The Company issued capital stock during Fiscal 2018 for which payment was not received by the Company as of June 30, 2018, resulting in a stock subscription receivable of $142,500 as of June 30, 2018. The payment of $142,500 was received during 2019. During Q4 of the fiscal year ended June 30, 2019, the Company received payment for unissued capital stock as of June 30, 2019, resulting in a stock subscription received of $170,000 as of June 30, 2019.

Stock Purchase Warrants

During the year the company issued warrants in connection with the sales of shares as referenced above. Warrants outstanding are as follows:

	Warrant Shares	Weighted Average Exercise Price
Balance at May 15, 2018 (inception)	-	$-
Granted	11,645,654	$1.04
Exercised	-	-
Forfeit or cancelled	-	-
Balance at June 30, 2018	11,645,654	$1.04
Granted	3,010,000	$1.51
Exercised	-	-
Forfeit or cancelled	-	-
Balance at June 30, 2019	14,655,664	$1.14

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	1 to 2 years
Volatility:	267% to 269	%*
Dividend yield:	0	%**
Risk free interest rate:	2.57 to 2.44	%***

___________

* The volatility is based on the average volatility rate of three similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant

F-16

8,661,498 of the warrants issued during the year ended June 30, 2018 had a 1 year to maturity and were due to expire on June 30, 2019. On June 28, 2019, a board resolution was passed to extend the expiry of the warrants for one year and these warrants are set to expire on June 30, 2020.

Stock Options

During the year, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan the Company granted stock options as remuneration for work performed. The holders of the options rights to acquire shares shall vest 20% immediately upon issuance of this option, and an additional 20% every three months thereafter.

The Company also issued 150,000 stock options with a strike price of $0.50 for a 5 year term in lieu of interest payments for the note due on demand which vested upon issuance.

Refer to tables below for summary of options issued and vested during the year:

Options Granted	# of Options	Weighted Average strike price	Weighted Average Grant date fair value	Weighted Average remaining life (in years)
Outstanding as of 7/1/2018	-	-	-	-
Granted	1,455,000	0.52	725,000	4.59
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding as of 6/30/2019	1,455,000	0.52	725,000	4.59
Vested as of 6/30/2019	672,000	0.52	335,000	4.59

During the year the fair value of the options granted was $725,517, of which $422,326 has vested. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	5 years
Volatility:	267	%*
Dividend yield:	0	%**
Risk free interest rate:	2.43 to 2.57	%***

_________

* The volatility is based on the average volatility rate of three similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant

There were no options issued during the period ending June 30, 2018.

F-17

Note 7 – Income Taxes

Our effective tax rate differs from the statutory federal income tax rate, primarily as a result of the changes in valuation allowance, nondeductible permanent differences.

A reconciliation of the federal statutory income tax to our effective income tax is as follows:

	June 30, 2019	June 30, 2018
Federal statutory rates	$(392,070)	$(8,899)
Permanent difference	72,981	-
Valuation allowance against net deferred tax assets	319,089	8,899
Effective rate	$-	$-

The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities at June 30, 2019 and June 30, 2018 is presented below:

	June 30, 2019	June 30, 2018
Deferred income tax asset
Net operating loss carryforwards	$310,808	$6,211
Accruals	17,180	2,688
Total deferred income tax asset	327,988	8,899
Valuation allowance	(327,988)	(8,899)
Total deferred income tax asset	$-	$-

Due to the uncertainty surrounding the realization of the benefits of our deferred tax assets in future tax periods, we have placed a valuation allowance against our deferred tax assets at June 30, 2019 and 2018. The Company recognizes valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. The Company’s net deferred income tax asset is not more likely than not to be realized due to the lack of sufficient sources of future taxable income and cumulative losses that have resulted over the years. During the year ended June 30, 2019, the valuation allowance increased by $319,089.

As of June 30, 2019, we had cumulative net operating loss carryforwards for federal income tax purposes of $1,480,038 which can be carried forward to offset future taxable income.

Note 8 - Related Party Transactions

During the year the Company issued shares and warrants to an investor with direct control over Insight in exchange for $200,000 which was used to fund the Joint Venture. The shares were issued at the prevailing share price and conditions on warrants available to arms length investors. The Company also received an additional $50,000 that was used to fund the Joint Venture from the same investor for which shares and warrants will be issued, but have not been issued as of the date of this filing.

F-18

Note 9 - Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

Effective July 3, 2019 the Company issued 333,333 shares to an accredited investor for $50,000. As part of the investment, the investor was also issued 333,333 warrants to purchase shares of common stock for two years at $.50 per share and 100,000 options to purchase shares of common stock for two years at $.25 per share.

On July 19, 2019 the Company issued 260,000 shares to Michael Mansouri and 260,000 shares to Gianna Wolfe as partial consideration pursuant to the terms sheet to acquire Radiant Images, Inc. (see discussion below).

Effective July 28, 2019 the Company issued 200,000 shares to a related party in consideration for the payment of $50,000 to the Joint Venture, 80,000 shares to an accredited investor in consideration for $20,000 paid on behalf of the Joint Venture, and 22,000 shares to an accredited investor for legal services valued at $11,000.

On August 2, 2019 the investor who acquired a note on January 22, 2019 converted that note to 400,000 shares of common stock.

On August 23, 2019 the Company issued 40,000 shares to an existing investor to replace shares acquired in a previous private placement that were lost.

On September 10, 2019 the Company sold 56,000 shares to an accredited investor for $28,000. Included with the purchase was warrants to 112,000 shares at $1.00 per year for two years and warrants to purchase 112,000 shares at $2.00 per year for two years.

On September 11, 2019 M. Richard Cutler was appointed to the Board of Directors of the Company.

On October 1, 2019 the Company sold 20,000 shares to an accredited investor for $10,000. Included with the purchase was warrants to 20,000 shares at $1.00 per year for two years and warrants to purchase 20,000 shares at $2.50 per year for two years.

On October 9, 2019 the Company issued 18,400 shares for accounting services, 18,000 shares for computer services and 330,000 shares to a related party for legal services and services as a director of the Company. The shares were valued at $183,200.

On October 9, 2019 the Company issued 380,000 shares upon exercise of warrants to an accredited investor.

On October 11, 2019 the Company issued 6,000 shares upon exercise of warrants to an accredited investor.

F-19

On October 17, 2019 the Company sold 40,000 shares to an accredited investor for $20,000. Included with the purchase was warrants to purchase 40,000 shares at $1.00 per share for one year.

On October 17, 2019 the Company issued 100,000 shares upon exercise of warrants to an accredited investor.

On October 17, 2019 the Company issued 18,000 shares in consideration for investor relations services.

Note 10 – Commitments and Contingencies

The Company is subject to various legal and governmental claims or proceedings, many involving routine litigation incidental to the business including product liability or employment related matters. While litigation of any type contains an element of uncertainty, the Company believes that its defense and ultimate resolution of pending and reasonably anticipated claims will continue to occur within the ordinary course of the Company’s business and that resolution of these claims will not have a material effect on the Company’s business, results of operations or financial condition.

Purchase orders or contracts for the purchase of inventory and other goods and services are not included in our estimates. We are not able to determine the aggregate amount of such purchase orders that represent contractual obligations, as purchase orders may represent authorizations to purchase rather than binding agreements. Our purchase orders are based on our current distribution needs and are fulfilled by our vendors within short time horizons. The Company does not have significant agreements for the purchase of inventory or other goods specifying minimum quantities or set prices that exceed our expected requirements.

Management of the Company is not aware any other commitments or contingencies that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

F-20

Hawkeye Systems, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2019	June 30, 2019
	(Unaudited)
Assets
Current assets:
Cash	$777	$18,372
Prepaid and other assets	-	4,855

Total current assets	777	23,227

Investment in Radiant Images, Inc.	1,034,800	920,800
Equipment, Net	2,542	3,145

Total assets	$1,038,119	$947,172

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$55,295	$86,664
Notes payable, related party	200,000	400,000

Total current liabilities	255,295	486,664

Total liabilities	$255,295	$486,664

Contingencies (note 10)	-	-

Stockholder’s Equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 11,512,449 and 9,897,116 shares issued and outstanding as of September 30, 2019 and June 30, 2019	1,151	990
Additional paid-in capital	2,789,730	2,198,891
Stock subscription receivable	(2,787)	-
Stock subscription received	213,000	170,000
Accumulated deficit	(2,218,270)	(1,909,373)

Total stockholders’ equity	782,824	460,508

Total liabilities and Stockholders’ Equity	$1,038,119	$947,172

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

F-21

Hawkeye Systems, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the three months ended September 30, 2019	For the three months ended September 30, 2018

Revenue	$-	$-

Expenses:
General and administrative expenses**	6,412	748
Legal and professional expenses**	13,630	33,750
Regulatory filing expenses and fees	12,000	7,000
Consulting fees	276,855	-
Escrow fees	-	9,793
Total expenses	308,897	51,291

Operating loss	(308,897)	(51,291)

Non-operating income (expense):

Unrealized loss on joint venture	-	(123,508)
Total non-operating expense	(308,897)	(174,799)

Net loss	$(308,897)	$(174,799)

Net loss per share – basic and diluted	$(0.03)	$(0.02)

Basic and diluted weighted average shares outstanding	11,164,921	8,886,416

**Includes stock based remuneration

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

F-22

Hawkeye Systems, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(unaudited)

	Common Stock		Additional	StockSubscription		Total
	Shares	Amount	Paid-in Capital	Received/ (Receivable)	Accumulated Deficit	Stockholders’ Equity
Balance at June 30, 2018	8,886,416	$889	$655,836	$(142,500)	$(42,375)	$471,850
Stock subscription receivable	-	-	-	142,500	-	142,500
Net loss	-	-	-	-	(174,799)	(217,174)

Balance – September 30, 2018	8,886,416	$889	$655,836	$-	$(217,174)	$439,551

Balance at June 30, 2018	9,897,116	$990	2,198,891	$170,000	$(1,909,373)	$460,508
Common stock issued for cash	449,333	45	40,538	-	-	40,583
Common stock issued as compensation	1,222,000	116	540,872	-	-	540,988
Warrants issued	617,333	-	7,511	-	-	7,511
Stock options	100,000	-	1,918	-	-	1,918
Stock subscription received	-	-	-	43,000	-	43,000
Stock subscription receivable	-	-	-	(2,787)	-	(2,787)
Net loss	-	-	-	-	(308,897)	(308,897)

Balance – September 30, 2019	12,285,782	$1,151	$2,789,730	210,213	$(2,218,270)	$782,824

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements

F-23

Hawkeye Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended September 30, 2019	For the three months ended September 30, 2018

Cash flows from operating activities:
Net loss	$(308,897)	(174,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	603	-
Unrealized gain(loss) on joint venture	-	123,508
Shares and warrants issued for services	260,000	-
Changes in operating assets and liabilities:
Prepaid expenses	4,855	-
Accounts payable and accrued liabilities	(20,369)	(12,502)
Net cash used in operating activities	(63,808)	(63,793)

Cash flows from investing activities:
Shares issued for Radiant deposit	70,000	-
Investment in Radiant Images, Inc.	(114,000)	-
Investment in joint venture	-	(200,000)
Net cash used in investing activities	(44,000)	(200,000)

Cash flows from financing activities:
Stock subscription receivable	(2,787)	-
Stock subscription received	43,000	-
Issuance of common stock and receipt of paid-in capital	50,000	142,500
Net cash provided by financing activities	90,213	142,500

Net (decrease) in cash	(17,595)	(121,293)

Cash, beginning of period	18,372	334,650

Cash, end of period	$777	213,357

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	-
Income taxes	$-	-
Refer to Note 2 and 5 in the financial statements for disclosures over all non-cash investing and financing activities during the period.

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements

F-24

Hawkeye Systems, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Basis of Presentation

Organization and Business

Hawkeye Systems, Inc., a Nevada corporation incorporated on May 15, 2018, is a technology company developing optical imaging products for military and law enforcement markets to assist with intelligence, surveillance and reconnaissance (“ISR”). Other potential markets include commercial entertainment and outdoor sportsmanship activities.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. Significant estimates in the accompanying financial statements include useful lives of property and equipment, useful lives of intangible assets, debt discounts, valuation of derivatives, fair value assumptions used for stock based compensation arrangements, and the valuation allowance on deferred tax assets.

Principles of Consolidation

These financials statements include the results of the Company and the results of the prior reported joint venture, Optical Flow. See Note 4 Investment in Joint Ventures and Acquisitions, for further discussion of the change in accounting for the joint venture from the equity method in prior year and quarters to being considered a consolidated subsidiary as of June 30, 2019.

F-25

Cash

The Company maintains a cash balance in a non-interest-bearing account. The Company considers short-term, highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest rate to be cash equivalents. There were no cash equivalents as of September 30, 2019 and June 30, 2019.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain embedded features that qualify as derivatives. Certain debt agreements have warrants and conversion features that have been evaluated as derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes option pricing model to value the derivative instruments at the grant date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Revenue Recognition

The Company has not yet recorded revenue, however, revenue when recorded will be recorded in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). As sales are expected to be primarily from sales of equipment, installation of equipment and technical support services. The Company does not expect significant post-delivery obligations. Revenue from sales of equipment will be recorded upon shipment of the product and acceptance by the customer, assuming collection is reasonably assured. Revenue from installation services and technical services will be recorded over the period earned and are recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

F-26

•	executed contracts with the Company’s customers that it believes are legally enforceable;
•	identification of performance obligations in the respective contract;
•	determination of the transaction price for each performance obligation in the respective contract;
•	allocation the transaction price to each performance obligation; and
•	recognition of revenue only when the Company satisfies each performance obligation.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS includes the effect of all potentially dilutive securities as if such are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	September 30, 2019	June 30, 2019
Warrants	15,272,997	14,655,664
Options	772,000	672,000
Convertible notes	200,000	400,000
Total	16,244,997	15,727,664

Share-based Compensation

Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant. The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. The resulting stock-based compensation expense for employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

F-27

Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The adoption of this ASU did not have a material impact on the Company’s financial statements as the Company did not have any lease arrangements that were subject to this new pronouncement.

Note 3 - Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $(2,221,057) as of September 30, 2019. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The Company is currently seeking additional investment through equity financings and/or debt offerings, including without limitation the exercise of warrants previously issued to shareholders as part of the prior private placements. While the Company has received some financing subsequent to the period from such sources, there are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-28

Note 4 – Joint Ventures and Acquisitions

On June 7, 2018, the Company entered into a joint-venture partnership with Insight Engineering, LLC (“Insight”). On August 1, 2018, the Company and Insight incorporated Optical Flow, LLC and entered into an operating agreement (the “Joint Venture” or “Optical Flow”) which superseded the previous joint-venture partnership. Pursuant to the Joint Venture, the Company and Insight will co-develop high resolution imaging systems. The Company and Insight each own fifty (50%) percent of the Joint Venture.

The investment in the Joint Venture is accounted for by the Company using the equity method in 2018 in accordance with FASB ASC 323. The Company made a contribution of $150,000 as of June 30, 3018 to the Joint Venture. There was no operating activity of the Joint Venture during the period from inception to June 30, 2018.

During the year ending June 30, 2019, the company invested an additional $1,225,000 in cash into the Joint venture. No additional funds were invested as of September 30, 2019. Optical Flow had activity during the quarter ended September 30, 2019 including the following operations activity:

For the three months ended September 30, 2019

Operating Revenue	-

Expenses
Legal and professional fees	130
Meals, entertainment and travel	3,604
General and administrative	2,196
Depreciation	602

Loss from operations	(6.532)

During the year ended June 30, 2019, the Joint Venture advanced $920,800 to Radiant Images, Inc.

On September 19, 2019, the Company entered into a Stock Purchase Agreement with Radiant Images, Inc., a California corporation (“Radiant”), as well as Radiant’s shareholder Gianna Wolfe (“Wolfe”) and key employee, Michael Mansouri (“Mansouri”), pursuant to which the Company will acquire 100% of the shares of common stock (the “Shares”) of Radiant from Wolfe, effectuating the acquisition of Radiant.

As a result of the Radiant acquisition agreement, the Company and Insight agreed to contribute no further amounts to the Joint Venture, to cease operations of the Joint Venture and the $920,800 previously advanced by the Joint Venture to Radiant is to be considered a deposit on the purchase price and is reported on the accompanying balance sheet as “Investment in Radiant”. Management’s decision to cease operations of the Joint Venture, the Company’s risk of loss for all activities of the Joint Venture to date, and the executed purchase agreement for Radiant, led the Company to conclude the Joint venture should be consolidated as of June 30, 2019.

F-29

The Radiant purchase price is equal to $1,810,905 plus the cash and cash equivalents of Radiant as of the close of business on the closing date. The purchase price is payable (i) at closing by paying the amount of funds required to be paid pursuant to payoff letters payable to various creditors of Radiant (not to exceed $836,104.72), as well as an amount equal to the purchase price, less the payoff amounts and less amounts previously delivered prior to closing to Radiant pursuant to a Revolving Note with Optical Flow, LLC, a subsidiary of Hawkeye. The closing is anticipated to occur prior to March 2020. Prior to closing, Hawkeye is required to have received at least $1,500,000 from the sale of equity securities.

Also at the closing, the Company will enter into employment agreements with each of Mansouri and Wolfe, with an annual salary of $225,000 and $175,000 annually, respectively. In addition, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan, each of Mansouri and Wolfe will be granted an option to purchase up to 375,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock as of the closing date, which vest one-third on the first anniversary of the closing date and monthly thereafter.

Note 5 - Notes Payable – Related Party

Related party notes payable to shareholders are comprised of the following:

	September 30, 2019	June 30, 2019
Related Party Note 1	$-	$200,000
Related Party Note 2	200,000	200,000
Total	$200,000	$400,000

Related Party Note 1

On January 22, 2019, the Company obtained a $200,000 note from a shareholder of the Company that was used to fund the Joint Venture. The note terms provide the note was due on demand after 60 days at which point the lender could request repayment at any time. The Company had the ability to repay the note (in full or in instalments) at any time without notice or penalty. In lieu of interest payments, the Company granted stock options to purchase 150,000 shares of common stock as discussed below.

At the option of the lender, the note was convertible at any time from the date of issuance for one year subsequent at a conversion price of $0.50 per share. Upon conversion the lender will also be issued (i) two times the number of shares converted in Series A warrants each exercisable for one year for one share of the Company’s common stock at an exercise price of $1.00 per share, and (ii) two times the number of shares converted in Series B warrants each exercisable for one year for one share of the Company’s common stock at an exercise price of $2.00 per share.

The conversion feature with additional warrants to be issued was recorded as a debt discount up to the face amount of the note and was amortized to interest expense over the 60 day term of the note.

F-30

The fair value of the warrants was approximately $200,000 and was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	0.75 years
Volatility:	233	%*
Dividend yield:	0	%**
Risk free interest rate:	2.00	%***

__________

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

On August 2, 2019 this note was converted into 400,000 shares of common stock.

The fair value of the stock options issued in lieu of interest payments on the note was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	5.00 years
Volatility:	267	%*
Dividend yield:	0	%**
Risk free interest rate:	2.57	%***

____________

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

Related Party Note 2

On June 13, 2019, the Company entered into a Securities Purchase Agreement pursuant to which it issued a Promissory Note for $200,000 due on the second anniversary of issuance that was used to fund the joint venture. In connection with the Securities Purchase Agreement the Company issued 100,000 origination shares, and a warrant to purchase 400,000 shares at $1.50 per share exercisable for two years from issuance.

The origination shares were valued at $0.50 per share and the $50,000 was recorded to interest expense. The 400,000 warrants were valued at $184,926 and recorded to interest expense.

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	2.00 years
Volatility:	269	%*
Dividend yield:	0	%**
Risk free interest rate:	2.00	%***

____________

* The volatility is based on the average volatility rate of similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

F-31

Note 6 - Stockholders’ Equity

Common Stock

Stock Issuances

Effective July 3, 2019 the Company issued 333,333 shares to an accredited investor for $50,000. As part of the investment, the investor was also issued 333,333 warrants to purchase shares of common stock for two years at $.50 per share and 100,000 options to purchase shares of common stock for two years at $.25 per share

On July 19, 2019 the Company issued 260,000 shares to Michael Mansouri and 260,000 shares to Gianna Wolfe as consulting expense in connection with the acquisition of Radiant Images, Inc.

Effective July 28, 2019 the Company issued 200,000 shares to a related party in consideration for the payment of $50,000 to the Joint Venture, 80,000 shares to an accredited investor in consideration for $20,000 paid on behalf of the Joint Venture, and 22,000 shares to a related party for legal services valued at $11,000.

On August 2, 2019 the investor who acquired a note on January 22, 2019 converted that note to 400,000 shares of common stock.

Stock Subscription Received

Effective July 9, 2019 an investor subscribed to purchase: (i) 60,000 shares of common stock, and (ii) 60,000 Series C Warrants that are exercisable for 2 years from this date for an exercise price of $.50 per share. The purchase is at a price of $.25 per unit, for a total purchase price of $15,000, of which $2,787 was receivable at September 30, 2019.

On September 10, 2019 the Company sold 56,000 shares to an accredited investor for $28,000. Included with the purchase was warrants to 112,000 shares at $1.00 per year for two years and warrants to purchase 112,000 shares at $2.00 per year for two years.

F-32

Stock Purchase Warrants

During the year the company issued warrants in connection with the sales of shares as referenced above. Warrants outstanding are as follows:

	Warrant Shares	Weighted Average Exercise Price
Balance at June 30, 2019	11,645,654	$1.04
Granted	3,010,000	$1.51
Exercised	-	-
Forfeit or cancelled	-	-
Balance at June 30, 2019	14,655,664	$1.14
Granted	617,333	$0.86
Exercised	-	-
Forfeit or cancelled	-	-
Balance at September 30, 2019	15,272,997	$1.13

The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	1 to 2 years
Volatility:	102% to 269	%*
Dividend yield:	0	%**
Risk free interest rate:	2.57 to 2.44	%***

_________

* The volatility is based on the average volatility rate of three similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant

8,661,498 of the warrants issued during the year ended June 30, 2018 had a 1 year to maturity and were due to expire on June 30, 2019. On June 28, 2019, a board resolution was passed to extend the expiry of the warrants for one year and these warrants are set to expire on June 30, 2020.

Stock Options

During the year, pursuant to the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan the Company granted stock options as remuneration for work performed. The holders of the options rights to acquire shares shall vest 20% immediately upon issuance of this option, and an additional 20% every three months thereafter.

Refer to tables below for summary of options issued and vested during the year:

Options Granted	# of Options	Weighted Average strike price	Weighted Average Grant date fair value	Weighted Average remaining life (in years)
Outstanding as of 7/1/2019	1,455,000	0.52	725,000	4.59
Granted	100,000	0.02	19,000	0.33
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding as of 9/30/2019	1,555,000	0.48	745,000	4.35
Vested as of 9/30/2019	953,000	0.51	487,000	4.67

F-33

During the year the fair value of the options granted was $744,538, of which $556,700 has vested. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions:

Expected life:	5 years
Volatility:	102% to 267	%*
Dividend yield:	0	%**
Risk free interest rate:	2.43 to 2.57	%***

__________

* The volatility is based on the average volatility rate of three similar publicly traded companies

** The Company has no history or expectation of paying cash dividends on its common stock

*** The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant

Note 7 - Related Party Transactions

During the fiscal year ended June 30, 2019 and through the quarter ended September 30, 2019 the Company issued shares and warrants to an investor with direct control over Insight in exchange for $200,000 which was used to fund the Joint Venture. The shares were issued at the prevailing share price and conditions on warrants available to arms-length investors. The Company also received an additional $50,000 that was used to fund the Joint Venture from the same investor for which shares and warrants will be issued, but have not been issued as of the date of this filing.

Effective September 11, 2019 the Company elected M. Richard Cutler as a member of its board of directors. As part of such appointment, the Company agreed to issue to Mr. Cutler 250,000 shares of common stock (which were issued subsequent to the end of the quarter). Mr. Cutler has been corporate and securities counsel for the Company.

Note 8 – Accounts Payable

During Q1 of the fiscal year ended September 30, 2019, the Company entered into an agreement to for investor relations consulting. The Company will issue $3,000 of shares and pay $3,000 each month. Shares will be issued quarterly. Number of shares earned each month will be calculated based on the closing price on the last day of the preceding month. At September 30, 2019 the Company has recorded a liability $6,000 for the incurred services to date.

Note 9 - Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

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On October 1, 2019 the Company sold 20,000 shares to an accredited investor for $10,000. Included with the purchase was warrants to 20,000 shares at $1.00 per year for two years and warrants to purchase 20,000 shares at $2.00 per year for two years.

On October 9, 2019 the Company issued 18,400 shares for accounting services, 18,000 shares for corporate development, investment advisory and investor relations services and 330,000 shares to a related party for legal services and services as a director of the Company. The shares were valued at $183,200.

On October 9, 2019 the Company issued 380,000 shares upon exercise of warrants to an accredited investor.

On October 11, 2019 the Company issued 6,000 shares upon exercise of warrants to an accredited investor

On October 17, 2019 the Company sold 40,000 shares to an accredited investor for $20,000. Included with the purchase was warrants to purchase 40,000 shares at $1.00 per share for one year.

On October 17, 2019 the Company issued 100,000 shares as additional consideration for a convertible note issued to an accredited investor.

On November 21, 2019 the Company issued 40,000 shares upon exercise of warrants to an accredited investor

On January 6, 2020 the Company issued 333,333 shares to an accredited investor for $50,000. Included with the purchase was a warrant to purchase 151,151 shares at $1.00 per share and a warrant to purchase 151,151 shares at $2.50 per share.

Note 10 – Commitments and Contingencies

In connection with an agreement with Stratco Advisory and Tysadco Partners, the Company has agreed to pay $6,000 per month for twelve months for corporate development , investment advisory, and investor relations services, payable $3,000 in restricted common stock and $3,000 in cash, As part of that agreement, the Company issued 18,000 shares during the quarter for services valued at $9,000.

The Company is subject to various legal and governmental claims or proceedings, many involving routine litigation incidental to the business including product liability or employment related matters. While litigation of any type contains an element of uncertainty, the Company believes that its defense and ultimate resolution of pending and reasonably anticipated claims will continue to occur within the ordinary course of the Company’s business and that resolution of these claims will not have a material effect on the Company’s business, results of operations or financial condition.

Purchase orders or contracts for the purchase of inventory and other goods and services are not included in our estimates. We are not able to determine the aggregate amount of such purchase orders that represent contractual obligations, as purchase orders may represent authorizations to purchase rather than binding agreements. Our purchase orders are based on our current distribution needs and are fulfilled by our vendors within short time horizons. The Company does not have significant agreements for the purchase of inventory or other goods specifying minimum quantities or set prices that exceed our expected requirements.

Management of the Company is not aware any other commitments or contingencies that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

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PROSPECTUS

HAWKEYE SYSTEMS, INC.

16,916,250 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS JANUARY 27, 2020

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by Hawkeye Systems, Inc.

Item	Amount (US$)
SEC Registration Fee	$3,214.59
Transfer Agent Fees	1,000.00
Legal Fees	40,000.00
Accounting and Auditing Fees	20,000.00
Printing/Edgar filing Costs	500.00
Miscellaneous	5,285.41
TOTAL	$70,000.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

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RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on May 15, 2018, we have issued and sold the following securities without registration.

On May 31, 2018 we issued 3,000,000 shares to Corby Marshall, our Founder, CEO and director, at a deemed price of $.001 per share.

Effective June 30, 2018 we sold 2,362,500 shares to 9 accredited investors and 3 sophisticated investors at a price of $.01 per share.

Effective June 30, 2018 we sold 612,500 shares to 6 accredited investors and 3 sophisticated investors at a price of $.05 per share.

Effective June 30, 2018 we sold 2,438,666 shares to 9 accredited investors and 3 sophisticated investors at a price of $.15 per share. Each share included (i) one Series A Warrant to purchase shares at $.30 per share, (ii) one Series B Warrant to purchase shares at $.50 per share, (iii) one Series C Warrant to purchase shares at $1.00 per share and (iv) one series D Warrant to purchase shares at $2.00 per share. The A, B and C warrants expire June 30, 2019 and the D warrants expire on June 30, 2020

Effective June 30, 2018 we sold 672,750 shares to 29 accredited investors and 2 sophisticated investors at a price of $.50 per share. Each share included (i) two Series A Warrants to purchase shares at $1.00 per share, and (ii) two Series B Warrants to purchase shares at $2.00 per share. All warrants expire June 30, 2019.

We issued the foregoing restricted shares pursuant to Section 4(2) of the Securities Act of 1933. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this amended registration statement.

Exhibit	Description

3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of Registrant*
10.1	Joint Venture Agreement dated May 9,2018*
10.2	Joint Venture Operating Agreement for Optical Flow, LLC dated August 1, 2018*
10.3	Exclusive License Agreement between Insight Engineering LLC and Optical Flow, LLC dated as of August 1, 2018*
10.4	Form of Subscription Agreement*
10.5	Form of Series A Warrant for $.15 stock issuance*
10.6	Form of Series B Warrant for $.15 stock issuance*
10.7	Form of Series C Warrant for $.15 stock issuance*
10.8	Form of Series D Warrant for $.15 stock issuance*
10.9	Form of Series A Warrant for $.50 stock issuance*
10.10	Form of Series B Warrant for $.50 stock issuance*
5.1	Opinion of Cutler Law Group, P.C. regarding the legality of the securities being registered
23.1	Consent of Cutler Law Group, P.C. (included in exhibit 5.1)
23.2	Consent of BF Borgers CPA PC

________

* Previously filed

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on January 27, 2020.

Hawkeye Systems, Inc. (Registrant)

January 27, 2020	By:	/s/ Corby Marshall
	Name:	Corby Marshall
	Title:	Chief Executive Officer,
Chief Financial Officer and Director
(principal financial, executive and accounting officer)

January 27, 2020	By:	/s/ M. Richard Cutler
	Name:	M. Richard Cutler
	Title:	Director

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